Mortgage Guaranty Insurance Corporation
250 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488

Declaration Page for Use With Mortgage Guaranty Select Master Policy for Multiple Loan Transactions

Mortgage Guaranty Insurance Corporation (a stock insurance company hereinafter called the “Company”) agrees to pay to the Insured identified below, in consideration of the premium or premiums to be paid as specified in this Policy and in reliance on the Insured’s Application for coverage under this Policy any Loss due to the Default by a Borrower on a Loan, subject to the terms and conditions in this Policy.

Insured’s Name and Mailing Address:	Master Policy Number:
Deutsche Bank National Trust Company as Trustee	04-690-5-1837
For Long Beach Mortgage Loan Trust 2006-WL3
1761 East St. Andrew Place	Effective Date of Policy:
Santa Ana, California 92705	January 1, 2006

Security: LONG BEACH MORTGAGE LOAN TRUST 2006 WL3 ASSET-BACKED CERTIFICATES, SERIES 2006 WL3

Includes Terms and Conditions #71-70283 (2/05)

Includes Endorsement(s): #71-70285 (7/05)

In Witness Whereof, the Company has caused its Corporate Seal to be hereto affixed and these presents to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding on the Company.

President	Secretary

MORTGAGE GUARANTY INSURANCE CORPORATION

Authorized Representative
Steven M. Thompson, Vice President

Form #71-70282 (2/05)

MORTGAGE GUARANTY INSURANCE
CORPORATION
250 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488

Endorsement to Mortgage Guaranty
Select Master Policy for Multiple Loan Transactions
(Limitation on Rescission, Cancellation and Denial)

Insured’s Name and Mailing Address:	Master Policy
Number:
Deutsche Bank National Trust Company as Trustee	04-690-5-1837
For Long Beach Mortgage Loan Trust 2006-WL3
1761 East St. Andrew Place	Effective Date of Endorsement:
Santa Ana, California 92705	January 1, 2006

Security: LONG BEACH MORTGAGE LOAN TRUST 2006 WL3 ASSET-BACKED CERTIFICATES, SERIES 2006 WL3

The purpose of this Endorsement is to amend terms and conditions of the Policy as provided herein with respect to Loans insured under it. To the extent of any inconsistency or conflict between the terms of the Policy and this Endorsement, this Endorsement will control. The terms and conditions of the Policy shall apply to a Loan, but with the Policy amended by adding the following new Section 2.13 to the Policy:

2.13    Limitation on the Company’s Rescission or Cancellation of Coverage or Denial of Claim –Notwithstanding any provision in this Policy to the contrary, the Company may establish limitations (in the form of dollar amounts or number of Loans, and such other terms and conditions as the Company may establish) on the Company’s right to cancel or rescind coverage on a Loan or to deny in whole or in part a Claim on a Loan on the basis of Sections 2.3, 2.12, 4.2, 4.3, 4.11, 5.5 (c) or 5.8 (b) of this Policy. Notwithstanding the foregoing, nothing in this Section 2.13 shall be construed to extend coverage to any Default on a Loan occurring after lapse or cancellation of coverage of the Loan under this Policy.

All terms capitalized will have the meanings set forth in the Policy, except as otherwise defined herein. Nothing herein contained will be held to vary, alter, waive or extend any of the terms and conditions of the Policy, or any amendments thereto, except as expressly set forth above.

Form #71-70282 (2/05)

Table of Contents
Mortgage Guaranty Select Master Policy for Multiple Loan Transactions

1	Definitions

	1.1	Application
	1.2	Appropriate Proceedings
	1.3	Borrower
	1.4	Borrower’s Own Funds
	1.5	Borrower’s Title
	1.6	Certificate
	1.7	Certificate Effective Date
	1.8	Certificate Number
	1.9	Certificate Schedule
	1.10	Claim
	1.11	Claim Amount
	1.12	Collateral
	1.13	Conveyance of Title
	1.14	Default
	1.15	Eligibility Criteria
	1.16	Environmental Condition
	1.17	Good and Merchantable Title
	1.18	Insured
	1.19	Loan
	1.20	Loan File
	1.21	Loss
	1.22	Original LTV
	1.23	Per Loan Loss Percentage
	1.24	Perfected Claim
	1.25	Person
	1.26	Physical Damage
	1.27	Policy
	1.28	Possession of the Property
	1.29	Primary First Layer Policy
	1.30	Property
	1.31	Residential
	1.32	Security
	1.33	Servicer
	1.34	Settlement Period
	1.35	Value

2	Obtaining Coverage and Payment of Premiums

	2.1	Obtaining Coverage
	2.2	Representations of the Insured
	2.3	Company’s Remedies for Misrepresentation
	2.4	Incontestability for Certain Misrepresentations
	2.5	Initial Premium and Term of Coverage
	2.6	Renewal of Certificate and Termination for Non-Payment of Renewal Premium
	2.7	Special Procedures for Receipt and Deposit of Initial and Renewal Premiums
	2.8	Cancellation by the Insured of a Certificate
	2.9	Cancellation of Policy
	2.10	Cancellation of Policy and Coverage of Loans Upon Termination of Security or Removal of Loans from Security
	2.11	Refund of Premium for Certain Circumstances
	2.12	Post Underwriting Review and Copies of Loan Files

3	Changes in Various Loan Terms, Servicing and Insured; Coordination and Duplication of Benefits

Form #71-70282 (2/05)	Page i

	3.1	Loan Modifications
	3.2	Open End Provisions
	3.3	Assumptions
	3.4	Servicing
	3.5	Change of Insured of this Policy
	3.6	Assignment of Coverage of a Loan under this Policy
	3.7	Coordination and Duplication of Insurance Benefits
	3.8	Indebtedness and Liens with Respect to Collateral

4	Exclusions From Coverage

	4.1	Balloon Payment
	4.2	Effective Date
	4.3	First Payment Default
	4.4	Incomplete Construction
	4.5	Fraud, Misrepresentation and Negligence
	4.6	Non-Approved Servicer
	4.7	Physical Damage (Other than Relating to Pre-Existing Environmental Conditions)
	4.8	Pre-Existing Environmental Conditions
	4.9	First Lien Status
	4.10	Payment of the Full Benefit of the Primary First Layer Policy
	4.11	Non-Eligible Loans
	4.12	Breach of the Insured’s Obligations or Failure to Comply with Terms

5	Conditions Precedent to Payment of Claim

	5.1	Notice of Default
	5.2	Monthly Reports
	5.3	Company’s Option to Accelerate Filing of a Claim
	5.4	Voluntary Conveyance
	5.5	Appropriate Proceedings
	5.6	Mitigation of Damages
	5.7	Advances
	5.8	Claim Information and Other Requirements
	5.9	Acquisition of Borrower’s Title Not Required
	5.10	Sale of a Property by the Insured Before End of Settlement Period
	5.11	Foreclosure Bidding Instructions Given by the Company
	5.12	Effect of Unexpired Redemption Period on Payment of a Claim
	5.13	Collection Assistance

6	Loss Payment Procedure

	6.1	Filing of Claim
	6.2	Calculation of Claim Amount
	6.3	Payment of Loss; Company’s Options
	6.4	Claim Settlement Period
	6.5	Payment by the Company After the Settlement Period
	6.6	Discharge of Obligation

7	Additional Conditions

	7.1	Proceedings of Eminent Domain
	7.2	Pursuit of Deficiencies
	7.3	Subrogation
	7.4	Policy for Exclusive Benefit of the Insured
	7.5	Effect of Borrower Insolvency or Bankruptcy on Principal Balance
	7.6	Arbitration of Disputes; Suits and Actions Brought by the Insured
	7.7	Release of Borrower; Defenses of Borrower
	7.8	Amendments; No Waiver; Rights and Remedies; Use of Term “Including”

Form #71-70282 (2/05)	Page ii

7.9	No Agency
7.10	Successors and Assigns
7.11	Applicable Law and Conformity to Law
7.12	Notice
7.13	Reports and Examinations
7.14	Electronic Media

Form #71-70282 (2/05)	Page iii

Terms and Conditions

1	Definitions

1.1

Application means only those documents, materials, statements, representations, warranties, data and information (a) identified as being included in the Application in a notice to the Insured by the Company prior to the issuance of coverage on the applicable Loan, and (b) submitted to the Company by or on behalf of the Insured in connection with the Insured’s request for insurance under this Policy, irrespective of the Person or Persons who prepared same.

	1.2	Appropriate Proceedings means any legal or administrative action by the Insured affecting either a Loan or title to a Property, including:

(a)

Preserving a deficiency recovery by making a bid at the foreclosure sale and pursuing a deficiency judgment until the end of the Settlement Period, where appropriate and permissible and where directed by the Company; or

(b) Enforcing the terms of the Loan as allowed by the laws where the Property is located or those laws affecting either the Loan or, if applicable, the Collateral; or

(c)

Acquiring Borrower’s Title or Good and Merchantable Title to the Property, as either may be required under this Policy, but excluding such title as may be acquired by a voluntary conveyance from the Borrower; or

(d) Asserting the Insured’s interest in the Property in a Borrower’s bankruptcy.

	1.3	Borrower means any Person legally obligated to repay the debt obligation created by a Loan, including any cosigner or guarantor of the Loan.

1.4

Borrower’s Own Funds means any funds used by the Borrower for the purpose of making installment payments, but will not include funds provided directly or indirectly by any Person (other than the Borrower) who is or was a party to the Loan or to the related Property transaction, unless expressly set forth in the Application.

1.5

Borrower’s Title means such title to a Property as was vested in the Borrower at the time of a conveyance to the Insured arising out of or pursuant to a foreclosure of the Loan; provided, however, if the Insured so elects, the redemption period need not have expired. Borrower’s Title as conveyed to the Insured may be, but need not be, the equivalent of Good and Merchantable Title, and the deed evidencing Borrower’s Title need not be recorded unless required by applicable law.

1.6

Certificate means the document issued by the Company pursuant to this Policy extending the coverage indicated therein to one or more Loans as listed on a Certificate Schedule. A Certificate may take the form, without limitation, of a facsimile, electronic computer file, or other agreed-upon data interchange medium. As used in this Policy, the term “Certificate” shall mean the Certificate and the Certificate Schedule attached thereto and listing the Certificate Number assigned to each Loan to which coverage is extended.

	1.7	Certificate Effective Date means 12:01 a.m. on the date upon which coverage of a Loan under this Policy begins, as specified in the Certificate.

	1.8	Certificate Number means the identification number issued by the Company for a Loan to which coverage is extended as shown on the Certificate Schedule for such Loan.

	1.9	Certificate Schedule means a list of Loans to which coverage has been extended under this Policy, and which is attached to the Certificate.

Form #71-70282 (2/05)	Page 1 of 23

1.10	Claim means the timely filed written request, made on a form or in a format provided or approved by the Company, to receive the benefits of this Policy.

1.11	Claim Amount means the amount calculated in accordance with Section 6.2 of this Policy.

1.12	Collateral means

(a) the stock or membership certificate issued to a tenant-stockholder or resident-member by a completed fee simple or leasehold cooperative housing corporation; and

(b)

the proprietary lease relating to one (1) unit in the cooperative housing corporation executed by such tenant-stockholder or resident-member and any other rights of such stockholder or member relating to any of the foregoing.

1.13	Conveyance of Title means the transfer of title to the Property through

(a) voluntary conveyance to the Insured of Borrower’s Title;

(b) Appropriate Proceedings or exercise of rights of redemption; or

(c) approved sale of the Property.

1.14	Default means the failure by a Borrower

(a) to pay when due any monthly or other regular periodic payment under the terms of a Loan; or

(b)

to pay all amounts due on acceleration of the Loan by the Insured after breach by the Borrower of a due-on-sale provision in the Loan, granting the Insured the right to accelerate the Loan upon transfer of title to, or an interest in, the Property and to institute Appropriate Proceedings.

Violation by the Borrower of any other term or condition of the Loan which is a basis for Appropriate Proceedings shall not be considered to be a Default.

A Loan is deemed to be in Default for that month as of the close of business on the installment due date for which a scheduled monthly or other regular periodic payment has not been made or as of the close of business on the due date stated in the notice of acceleration given pursuant to the due-on-sale provision in the Loan. The Loan will be considered to remain in Default until filing of a Claim so long as such periodic payment has not been made or such basis for Appropriate Proceedings remains. For example, a Loan is “four (4) months in Default” if the monthly installments due on January 1 through April 1 remain unpaid as of the close of business on April 1 or if a basis for acceleration and Appropriate Proceedings exists for a continuous period of four months.

1.15

Eligibility Criteria means the requirements established by the Company for the insurability of a Loan under this Policy and of which the Company has notified the Insured prior to issuance of the Policy.

1.16

Environmental Condition means the presence of environmental contamination, including nuclear reaction or radioactive waste, toxic waste, poisoning, or mold, contamination or pollution of the Property or of the earth or water subjacent to the Property or of the atmosphere above the Property; or the presence, on or under a Property, of any “Hazardous Substance” as that term is defined by the federal Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sec. 9601 et. seq., as amended from time to time) or as defined by any similar state law, or of any “Hazardous Waste” or “Regulated Substance” as those terms are defined by the federal Resource Conservation and Recovery Act (42 U.S.C. sec. 6901, et seq., as amended from time to time) or as defined by any similar state law. Environmental Condition does not mean the presence of radon, lead paint, or asbestos.

Form #71-70282 (2/05)	Page 2 of 23

1.17

Good and Merchantable Title means title to a Property (or, with respect to the Collateral securing a Loan, the title to both the Collateral and the Property), free and clear of all liens, encumbrances, covenants, conditions, restrictions, easements and rights of redemption, except for any of the following or as permitted in writing by the Company:

	(a)	Any lien established by public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent;

(b)

Any municipal and zoning ordinances and exceptions to title waived by the regulations of federal mortgage insurers and guarantors with respect to mortgages on one-to-four family residences in effect on the date on which the Loan was closed and all documents were executed;

(c)

With respect to Collateral, a first mortgage lien on the entire real estate owned by the cooperative housing corporation which has been disclosed to the Person originating the Loan secured by the Collateral; and

(d)

Any other impediments which will not have a materially adverse effect on either the transferability of the Property or the sale thereof (or, if applicable, the transferability or sale of the Collateral) to a bona fide purchaser.

Good and Merchantable Title will not exist if (i) there is any lien pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, or similar federal or state law, as in effect from time to time, providing for liens in connection with the removal and clean-up of environmental conditions, or if notice has been given of commencement of proceedings which could result in such a lien, or (ii) there are limitations on ingress and egress to the Property or on use of utilities. Any action or proceeding after a foreclosure sale relating to establishing a deficiency judgment will not be considered in determining whether the Insured has acquired Good and Merchantable Title.

1.18	Insured means:

	(a)	the Person designated on the face of this Policy; or

	(b)	any Person to whom coverage has been assigned as permitted by Sections 3.5 or 3.6 resulting in a change in the Insured named on a Certificate for a Loan in accordance with this Policy.

1.19

Loan means any note, bond, or other evidence of indebtedness secured by a mortgage, deed of trust, or other similar instrument, which constitutes or is equivalent to a first lien or charge on a Property and which the Company has approved for insurance and to which coverage under this Policy has been extended.

1.20

Loan File means, with respect to a Loan, copies of all documents and information (irrespective of form or medium) created or received by any Person in connection with the origination or closing of the Loan, including the Borrower’s loan application, purchase contract, appraisal or other evidence of valuation, credit report, verifications of employment, income and deposit, and HUD-1 or other settlement statement.

1.21

Loss means the liability of the Company with respect to a Loan for payment of a Perfected Claim which is calculated in accordance with Section 6.3. A Loss will be deemed to have occurred when a Default on a Loan occurs, even though the amount of Loss is not then either presently ascertainable or due and payable.

1.22	Original LTV means the ratio of the principal balance of a Loan at its origination to the Value of the Property.

1.23	Per Loan Loss Percentage means the indicated percentage as set forth for a Loan on the applicable Certificate.

Form #71-70282 (2/05)	Page 3 of 23

1.24

Perfected Claim means a Claim received by the Company which contains all information or proof required by the Company and for which all requirements of this Policy applicable to payment of a Claim are satisfied.

1.25	Person means any individual, corporation, partnership, association or other entity.

1.26

Physical Damage means any tangible injury to a Property, whether caused by accident, natural occurrence, or any other reason, including damage caused by defects in construction, land subsidence, earth movement or slippage, fire, flood, earthquake, riot, vandalism or any Environmental Condition.

1.27	Policy means this contract of insurance and all Applications, endorsements, schedules, and Certificates, which are incorporated in this Policy, related to Loans insured under this Policy.

1.28

Possession of the Property means, if the Company elects to acquire the Property, physical and undisputed occupancy and control of the Property at the time of acquisition, or in the case of a Loan secured by Collateral, subject to the terms of the proprietary lease from the cooperative housing corporation.

1.29

Primary First Layer Policy means the policy or guarantee issued by a mortgage guaranty insurance company approved for insurance of mortgage loans sold to either the Federal National Mortgage Association (“Fannie Mae”), or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), which for a Loan provides coverage (a) in at least the coverage percent set forth for such Loan on the applicable Certificate, (b) that is issued under a form of policy issued by such company, approved by Fannie Mae or Freddie Mac and in general use for the mortgage loans sold to Fannie Mae or Freddie Mac, as applicable, and (c) that is maintained in full force and effect until cancellation thereof is required under applicable law. Upon the Company’s request, from time to time, the Insured shall provide to the Company a copy of the form of each Primary First Layer Policy under which it obtains coverage.

1.30

Property means a Residential real property and all improvements thereon which secure a Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all of their replacements or additions. In the case of a Loan secured by Collateral, Property means the Residential real property, including all improvements thereon, which is owned by the cooperative housing corporation, and which is leased to the Borrower who holds an ownership or membership interest in such cooperative housing corporation, which lease and interest secure the related Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all replacements or additions to any of the foregoing. For purposes of this Policy, wherever the term “Property” is used in reference to the stock or membership certificate, the lease, or any other asset or right related thereto (but not the physical condition or structure of the Property), it shall be deemed to be changed to “Collateral”, including for purposes of provisions relating to foreclosure, Appropriate Proceedings, or redemption; acquisition of title or other status of title, lien or ownership (including Borrower’s Title and Good and Merchantable Title); or acquisition, disposition or Conveyance of Title by any Person.

1.31

Residential means a type of building or a portion thereof which is designed for occupancy by not more than four (4) families, or a single-family condominium, or a unit in a planned unit development. In the case of a cooperative housing corporation, Residential means a type of building or a portion thereof which is designed for occupancy by more than one family, with ownership by a cooperative housing corporation.

1.32	Security means a bond, certificate or other security instrument for which a Loan is security or in which a Loan is otherwise included and which is identified on the face of this Policy.

1.33

Servicer means that Person acting on behalf of the Insured of a Loan (or on behalf of the Insured’s designee, if any) to service the Loan. The Servicer acts as a representative of the Insured of the Loan (and the Insured’s designee, if any) and will bind the Insured and its designee for all purposes of this

Form #71-70282 (2/05)	Page 4 of 23

Policy, including providing information to the Company, receiving any notices, paying premiums, accepting Loss payments, and performing any other acts under this Policy. For purposes of the Policy, the term “Servicer” shall include the master servicer for a Loan of whom the Company has been notified, as well as any servicer acting on behalf of the master servicer of whom the Company has been notified. References in this Policy to a Servicer’s obligations will not be construed as relieving the Insured or its designee of responsibility for the Servicer’s performance.

1.34

Settlement Period means the sixty (60) day period as determined under Section 6.4, at the end of the which a Loss is payable by the Company; provided that if the Company pays a Loss prior to expiration of such sixty (60) day period, the Settlement Period ends with such payment.

1.35

Value means the lesser of the sales price of a Property (only applicable in the case of a Loan to finance the purchase of such Property) or the value of the Property as determined from an appraisal or other method of valuation, as set forth in the Certificate. Any pronouns, when used in this Policy, will mean the singular or plural, masculine or feminine, as the case may be.

2	Obtaining Coverage and Payment of Premiums

2.1

Obtaining Coverage – This Policy shall extend to each Loan which the Insured submits for coverage under this Policy, provided that it is made in accordance with the terms and provisions of this Policy, including the Eligibility Criteria, and is accepted for insurance by the Company, as evidenced by a Certificate issued by the Company. In order to obtain coverage under this Policy for a Loan, the Insured or the Person acting on its behalf must submit a duly completed Application to the Company and notify the Company of the Servicer of the Loan, all of which must be acceptable to the Company. If all applicable requirements are satisfied, extension of coverage to a Loan under this Policy shall be evidenced by issuance of a Certificate Number on the Certificate Schedule.

	2.2	Representations of the Insured – The Insured represents that:

(a)

all statements made and information provided to the Company in the Application (including as such is related to continuation of coverage upon assumption of a Loan) are supported by statements and information in the Loan File;

(b) all statements made and information in the Application when provided to the Company are not false in any material respect as of the date provided; and

(c)

the Loan complies with the Eligibility Criteria, if any, applicable to the Loan. For purposes of this subparagraph (c), Section 2.4 of this Policy shall not apply to a determination as to whether a Loan complies with the Eligibility Criteria.

The foregoing representations will apply to all statements and information provided to the Company in the Application, whether made or submitted by the Insured, the Borrower or any other Person, and will be deemed to have been made and provided for and on behalf of the Insured. The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

It is understood and agreed that such statements and information in the Application in the aggregate are, and in certain instances individually may be, material to the Company’s decision to offer or provide coverage of the related Loan; the Company issues the related Certificate in reliance on the accuracy and completeness of such statements and information submitted to it; and the Company’s reliance on the representations in this Section 2.2 survive the issuance of a Certificate or such continuation of coverage and any later review or audit of the Insured’s files by the Company.

	2.3	Company’s Remedies for Misrepresentation – Subject to Section 2.4, if any of the Insured’s representations as described in Section 2.2 are materially false with respect to a Loan, the Company will

Form #71-70282 (2/05)	Page 5 of 23

have, at its option, the right to defend against a Claim, or to the extent permitted by applicable law, to cancel or rescind coverage for such Loan under the Certificate retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel or rescind retroactively to the date of such continuation). In the case of such cancellation or rescission, the Company shall return at that time all paid premiums for such Loan retroactively to such applicable date.

2.4

Incontestability for Certain Misrepresentations --- Notwithstanding Sections 2.2 or 2.3, no Claim for Loss will be denied or adjusted, nor will the Certificate’s coverage be rescinded or canceled, by reason of any misrepresentations contained in an Application, provided that all of the following requirements, conditions and circumstances, to the extent not waived in writing at the option of the Company, are satisfied:

	(a)	The misrepresentation must not have been:

		(1)	knowingly made, or knowingly participated in, by

			(i)	the Insured or any other Person which originated the Loan;

			(ii)	a correspondent lender, mortgage loan broker or other intermediary underwriting or processing the Loan on behalf of the Insured or any other Person which originated the Loan; or

			(iii)	an escrow or closing agent, or any other agent of, or broker for, the Insured or any other Person which originated the Loan acting with respect to the Loan or the related Property transaction; or

(2)

made, whether or not knowingly, by an appraiser, provider of an automated valuation model, or any other Person providing a valuation of the Property that is used in underwriting, processing or originating the Loan and that is submitted to the Company for the purpose of establishing the Value of the Property.

(b)

This Section 2.4 shall not be construed to limit the applicability of Section 4.5(b) to a misrepresentation which is subject to this Section 2.4, except to the extent otherwise agreed to in writing by the Company and the Insured.

	(c)	The Company’s payment of a Claim will not limit any rights which the Company has against the Borrower or any other Person (other than the Insured) for any misrepresentation.

2.5

Initial Premium and Term of Coverage – Within fifteen (15) days from the Certificate Effective Date, or such other date as the Company and the Insured may agree to in writing, the Insured must forward to the Company the appropriate initial premium. Payment of the initial premium shall be a condition precedent to coverage being extended to the Loan. Subject to cancellation by the Insured or the Company as provided in this Policy, coverage shall remain in full force and effect for the period covered by the initial premium.

2.6

Renewal of Certificate and Termination for Non-Payment of Renewal Premium – The Insured is obligated to continue coverage in effect and pay any premium which is due, as required by Section 2.7 of this Policy. The entire premium for all Loans (including all Loans then in Default) must be paid within a forty-five (45) day grace period (or such longer grace period generally allowed by the Company) after the due date for payment. Upon payment of the entire premium for all Loans within such grace period, this Policy will be in effect for the applicable period of coverage and a Default on a Loan occurring within said grace period which is not cured, and which results in a Claim being filed, will be covered. If the entire premium for all Loans is not paid within the grace period, at the option of the Company, the coverage of this Policy and the Company’s liability as to all Loans will terminate effective as of 12:01 a.m. on the first day following the date through which the applicable premium has been paid and as a result, any future

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Defaults on any of the Loans will not be covered under this Policy.

If the applicable premium on a Loan in Default has been paid for a renewal term following the renewal term during which such Default occurred, and if such Default is not cured and results in a Claim, such premium paid shall be refunded in connection with the settlement of the Claim. If such premium on such Loan in Default is not paid, coverage on such Loan shall be cancelled retroactive to the date through which the premium has been paid, but a Claim resulting from a Default which occurred before the date through which the applicable premium has been paid shall be covered, subject to the terms and conditions of this Policy.

2.7

Special Procedures for Receipt and Deposit of Initial and Renewal Premiums – The Insured acknowledges that the Company deposits initial and renewal premium checks immediately upon receipt and agrees that the receipt and deposit of a premium check by the Company after the time specified in this Policy for receipt, does not constitute a waiver of the requirements of this Policy for timely receipt or an acceptance of premium by the Company. The Company will have the right to return such late premium payment, but only within sixty (60) days after receipt, in which case coverage of all Loans (including all Loans then in Default) will be cancelled retroactively to the Certificate Effective Date for a late initial premium, or to the last day of the period covered by the previous premium payment for a late renewal premium. Receipt, deposit and retention of a premium check will not constitute a waiver of any defenses with respect to any other matters which the Company may have under this Policy.

2.8

Cancellation by the Insured of a Certificate – Notwithstanding any provision to the contrary in this Policy, the Insured shall be obligated to maintain coverage of a Certificate for a Loan (and to pay corresponding premiums for continuation of such coverage for each month or partial month coverage is in effect) unless or until (a) the Loan is paid in full or (b) the ratio of the outstanding principal balance of the Loan to the Value (as defined in Section 1.35 of this Policy) of the Property securing the Loan is at least five (5) percentage points less than the Original LTV minus the product of the Per Loan Loss Percentage and the Original LTV for such Loan under this Policy or (c) otherwise permitted in writing by the Company. Subject to the foregoing obligation of the Insured to maintain coverage, the Insured may obtain cancellation of coverage on a Loan by making a written notification in the case of (a) or (b) above or a written request in the case of (c) above. However, no refund will be paid upon cancellation of coverage on a Loan. Cancellation of coverage on a Loan will not cancel this Policy.

2.9

Cancellation of Policy – Either the Insured or the Company may cancel their respective right or obligation to receive or issue new Certificates immediately upon written notice of cancellation of this Policy. However, Certificates issued prior to such cancellation of this Policy will continue in force so long as all premiums are paid and all other terms and conditions of this Policy for coverage are complied with by the Insured. Notwithstanding the foregoing, at the Insured’s option, the Insured may cancel coverage on all, but not less than all, Loans (which must include all Loans in Default), if the financial strength rating of the Company is either withdrawn or downgraded below “AA-” by Standard & Poor’s Rating Services or “Aa3” by Moody’s Investors Service. Upon cancellation of this Policy as provided herein, no refund of premium will be paid and the Company shall have no liability for any Default existing at the time of cancellation other than Defaults on Loans for which a Claim had been filed in accordance with Section 6.1 of this Policy prior to the date of cancellation of coverage.

2.10	Cancellation of Policy and Coverage of Loans Upon Termination of Security or Removal of Loans from Security – Except as otherwise specified below, in the event that

(a)

the bonds, certificates or other security instruments designated or referred to in this Policy as the Security are redeemed, paid in full, cancelled or otherwise terminated, or the trust created in connection with the issuance of the Security is terminated for any reason (individually, a “Redemption”), or

(b) there are no longer any Loans that are security for, or represented by, the Security,

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this Policy and the coverage of all Loans under this Policy shall automatically be terminated without further action being required by either the Insured or the Company, and the Company shall have no liability for any Default existing at the time of cancellation, other than Defaults on Loans for which a Claim had been filed in accordance with Section 6.1 of this Policy prior to the date of termination of coverage.

The Insured shall notify the Company within thirty (30) days after the occurrence of either (a) or (b) above. The provisions of this Section 2.9 shall control, notwithstanding the right of the Insured to cancel coverage on some or all of the Loans and the exercise of such right by the Insured. No refund will be paid upon cancellation of this Policy and coverage of Loans under this Section 2.9.

Notwithstanding the foregoing, coverage of Loans insured under this Policy shall not automatically terminate in the event of a Redemption, if a change of Insured for all, but not less than all, of the Loans then insured under this Policy, is requested by the Insured and approved by the Company as provided for in Section 3.5 within thirty (30) days after the effective date of the Redemption.

2.11

Refund of Premium for Certain Circumstances – If, because of a provision in Sections 2, 3, or 4 (other than Sections 4.4, 4.7, or 4.8), no Loss is payable to the Insured, the Company shall return to the Insured all paid premiums retroactively and pro rata to the date when the event or circumstance occurred which resulted in no Loss being payable.

2.12

Post Underwriting Review and Copies of Loan Files – The Company or representatives designated by it will have the right, from time to time, upon thirty (30) days advance notice to the Insured, to conduct a post underwriting review (including inspection) of the Loan Files and other information, papers, files, documents, books, records, agreements, and electronically stored data pertaining to or in connection with Loans insured under this Policy prepared or maintained by or in the possession of the Insured or of the Servicer, or which the Insured or the Servicer has a legal right to obtain. The Company will have the right to conduct the review on the Insured’s premises during normal business hours. The Insured must cooperate fully with the review.

In addition, either in connection with such review or separately, the Company will have the right upon ninety (90) days prior written notice to obtain from the Insured a copy of the Loan File for any Loan for which a Certificate has been issued pursuant to this Policy. If for any reason the Insured fails to provide a copy of a Loan File at the time of the Company’s review or upon the Company’s other notice, the Company will provide a second notice to the Insured, allowing the Insured to provide it within an additional ninety (90) day period. If for any reason the Insured fails to provide a copy of a Loan File within the additional ninety day period, then, at the Company’s option, the Company will have the right to cancel coverage for the Loan if, in the Company’s reasonable judgment, any portion of the Loan File not provided would be relevant to the Company’s assessment or assertion of its rights and defenses under this Policy.

3	Changes in Various Loan Terms, Servicing, and Insured; Coordination and Duplication of Benefits

3.1

Loan Modifications – Unless advance written approval is provided by, or obtained from, the Company, the Insured may not make any change in the terms of a Loan, including the borrowed amount, interest rate, term or amortization schedule of the Loan, except as permitted by terms of the Loan; nor make any change in the Property or other collateral securing the Loan; nor release the Borrower from liability on a Loan.

3.2

Open End Provisions – The Insured may increase the principal balance of a Loan, provided that the written approval of the Company has been obtained. The Insured will pay the Company the additional premium due at the then prevailing premium rate.

3.3

Assumptions – If a Loan is assumed with the Insured’s approval, the Company’s liability for coverage under its Certificate will terminate as of the date of such assumption, unless the Company approves the assumption in writing. The Company will not unreasonably withhold approval of an assumption. It is

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understood that coverage will continue, and that the restriction of this Section 3.3 will not apply, if under the Loan or applicable law the Insured cannot exercise a “due-on-sale” clause or is obligated to consent to such assumption under the Loan or applicable law.

3.4

Servicing – If the servicing rights for a Loan are sold, assigned or transferred by the Insured, coverage of the Loan hereunder will continue provided that prior written notice of the new Servicer is given to the Company and the new Servicer is approved in writing by the Company in advance of such sale, assignment, or transfer, which approval shall not be unreasonably withheld.

3.5

Change of Insured of this Policy – Change of Insured of this Policy shall only be allowed if advance written approval is obtained from the Company (which approval shall be in the sole and absolute discretion of the Company). If the Company approves the change of Insured, the Company shall, thereafter, change its records to identify the new Insured for this Policy.

3.6

Assignment of Coverage of a Loan under this Policy – Assignment of coverage of a Loan shall only be allowed if advance written approval is obtained from the Company (which approval shall be in the sole and absolute discretion of the Company). If the Company approves the assignment, the Company shall, thereafter, change its records to identify the new Insured for such Loan. Coverage for any Person becoming an Insured pursuant to this Section 3.6 shall be subject to all of the terms, conditions, and exclusions contained in this Policy and to all defenses to coverage available to the Company against the original Insured.

3.7

Coordination and Duplication of Insurance Benefits – The coverage under this Policy shall be excess over any other insurance which may apply to the Property or to the Loan, except for mortgage guaranty pool insurance or supplemental or second tier mortgage insurance.

	3.8	Indebtedness and Liens with Respect to Collateral – The Insured shall not consent to or approve, without the prior written approval of the Company:

(a)

a lien on the entire real estate or the Property that is owned by a cooperative housing corporation, other than that indebtedness secured by a first mortgage lien or other liens disclosed to the Person originating the Loan secured by the Collateral; or

		(b)	a modification or termination of any rights of the Insured to exercise its consent or approval respecting the matters described in (a).

4	Exclusions From Coverage

The Company will not be liable for, and this Policy will not apply to, extend to or cover the following:

	4.1	Balloon Payment – Any Claim arising out of or in connection with the failure of the Borrower to make any payment of principal and/or interest due under a Loan:

		(a)	as a result of the Insured exercising its right to call the Loan (other than when the Loan is in Default) or because the term of the Loan is shorter than the amortization period, and

		(b)	which is for an amount more than twice the regular periodic payments of principal and interest that are set forth in the Loan (commonly referred to as a “balloon payment”).

This exclusion will not apply:

		(1)	if the Insured or other Person acting on behalf of the Insured offers the Borrower, in writing, a renewal or extension of the Loan or a new loan which

			(A)	constitutes a first lien,

Form #71-70282 (2/05)	Page 9 of 23

		(B)	is at rates and terms generally prevailing in the marketplace (but otherwise subject to Section 3.1),

		(C)	is in an amount not less than the then outstanding principal balance,

		(D)	has no decrease in the amortization period, and

		(E)	is offered regardless of whether the Borrower is then qualified under the Insured’s underwriting standards, or whether the Borrower accepts such offer, or

(2)

if the Loan has an original term to maturity of fifteen (15) or more years from the first due date thereunder and equal monthly payments (except for the related balloon payment) that otherwise would fully amortize the principal of the Loan over thirty (30) years and pay interest at the applicable interest rate.

4.2

Effective Date – Unless otherwise agreed in writing by the Company, any Claim resulting from a Default existing at the Certificate Effective Date or occurring after lapse or cancellation of a Certificate.

4.3

First Payment Default – Unless otherwise agreed in writing by the Company, any Claim arising from a Default due to the failure of the Borrower to have made or to make the first regular periodic payment on the Loan from the Borrower’s Own Funds.

4.4

Incomplete Construction – Any Claim when, as of the date of such Claim, construction of a Property is not completed in accordance with the construction plans and specifications upon which the valuation of the Property at origination of the Loan was based.

4.5	Fraud, Misrepresentation and Negligence –

(a)

Any Claim not otherwise within the scope of Section 2.3 where there was fraud or misrepresentation by the Insured or the Servicer with respect to the Loan, and the fraud or misrepresentation (1) materially contributed to the Default resulting in such Claim; or (2) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

(b)

Any Claim where there was negligence by the Servicer, which (1) materially contributed to the Default resulting in such Claim; or (2) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

4.6	Non-Approved Servicer – Any Claim arising from a Loan for which the Servicer, at time of Default or thereafter, is not approved by the Company as described in Section 3.4.

4.7

Physical Damage (Other than Relating to Pre-Existing Environmental Conditions) – Any Claim where, at any time after the Certificate Effective Date, Physical Damage to a Property (of a type other than as described in Section 4.8 and other than reasonable wear and tear), occurs or manifests itself subject to the following provisions:

(a)

This exclusion will not apply if the Company in good faith determines that the aggregate cost of restoring all such Physical Damage is less than fifteen hundred dollars ($1,500), or such higher amount as the Company may provide from time to time.

	(b)	This exclusion will apply only if such Physical Damage occurred or manifested itself:

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		(i)	prior to expiration of the Settlement Period and the Company elects to acquire the related Property in settlement of a Claim; or

(ii)

prior to the filing of the Claim and was the most important cause of the Claim and the Property was either uninsured for loss arising from such Physical Damage or was insured for an amount which, disregarding normal and customary deductibles not to exceed fifteen hundred dollars ($1,500) or such higher amount as the Company may provide from time to time, was insufficient for the Property to be in the same condition (except for reasonable wear and tear) as it was in as of the Certificate Effective Date.

(c)

The exclusion resulting from paragraph (b)(i) will not apply if the Property is restored in a timely and diligent manner to its condition (except reasonable wear and tear) as of the Certificate Effective Date. In lieu of requiring restoration of the Property, the Company may, at its option, reduce the Claim Amount by an amount equal to the cost of such restoration.

(d)

For purposes of this Section 4.7, the Property subject to restoration will consist only of the land, improvements or personal property deemed part of the real property under applicable law, and chattel items affixed to the real property and identified in the appraisal or other valuation of the Property at the time the Loan was made, whether or not they are deemed part of the real property.

(e)

Cost estimates relied upon by the Company in connection with this Section 4.7 shall be provided in writing by an independent party selected by the Company. The Company will furnish the Insured with any such written cost estimates, if requested by the Insured.

4.8

Pre-Existing Environmental Conditions – Any Claim where there is an Environmental Condition which existed on the Property (whether or not known by the Person submitting an Application for coverage of the Loan) as of the Certificate Effective Date, subject to the following provisions:

(a)

This exclusion will not apply if the existence of such Environmental Condition, or the suspected existence of such Environmental Condition, was specifically disclosed to the Company in the Application relating to the Property.

	(b)	This exclusion will apply only if such Environmental Condition

		(i)	was a principal cause of the Default, and

(ii)

has made the principal Residential structure on the Property uninhabitable. A structure will be considered “uninhabitable” if generally recognized standards for residential occupancy are violated or if, in the absence of such standards, a fully informed and reasonable person would conclude that such structure was not safe to live in without fear of injury to health or safety.

4.9

First Lien Status – Any Claim, if the mortgage, deed of trust or other similar instrument executed by the Borrower and insured hereunder did not provide the Insured at origination with a first lien on the Property.

4.10

Payment of the Full Benefit of the Primary First Layer Policy – Any portion of any Claim for Loss to the extent the Insured under the related Primary First Layer Policy has not received the amount of the full benefit of the percentage option claim payment under the Primary First Layer Policy (irrespective of the reason or cause, including insolvency of the Primary First Layer Policy insurer or failure of the Insured to maintain the Primary First Layer Policy or to comply with the terms and conditions of the Primary First Layer Policy).

4.11	Non-Eligible Loans – Any Claim on a Loan that did not meet the Eligibility Criteria applicable to the Loan.

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	4.12	Breach of the Insured’s Obligations or Failure to Comply with Terms – Any Claim involving or arising out of any breach by the Insured of its obligations under, or its failure to comply with:

		(a)	the terms of this Policy (in any case where there is no exclusion from coverage or express remedy for such breach or noncompliance under this Policy), or

		(b)	its obligations as imposed by operation of law, and

		(c)	if such breach or failure in (a) or (b):

(i) materially contributed to the Default resulting in such Claim;

(ii) increased the Loss, provided that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount; or

(iii) resulted from a breach of the Insured’s obligations under Section 5.8, irrespective of whether such breach contributed to the Default resulting in such Claim or increased the Loss.

5	Conditions Precedent to Payment of Claim

It is a condition precedent to the Company’s obligation to pay a Loss that the Insured comply with all of the following requirements:

	5.1	Notice of Default – The Insured must give the Company written notice:

		(a)	Within forty-five (45) days of the Default, if it occurs when the first payment is due under the Loan; or

		(b)	Within ten (10) days of either:

(i) the date when the Borrower becomes four (4) months in Default on the Loan; or

(ii) the date when any Appropriate Proceedings which affect the Loan or the Property or the Insured’s or Borrower’s interest therein have been started;

whichever occurs first.

5.2

Monthly Reports – Following a notice of Default on the Loan, the Insured must give the Company monthly reports on forms or in a format acceptable to the Company on the status of the Loan and on the servicing efforts undertaken to remedy the Default. These monthly reports may be furnished less frequently if allowed in writing by the Company and must continue until the Borrower is no longer in Default, the Appropriate Proceedings terminate, or until the Insured has acquired the Property.

5.3

Company’s Option to Accelerate Filing of a Claim – If the Company so directs, at any time after receiving the Insured’s notice of Default, the Insured must file a Claim within thirty (30) days after notice from the Company. The Company will then make a payment of Loss in accordance with the per loan loss percentage guaranty option in Section 6.3(b). Thereafter, following the acquisition of Borrower’s Title by the Insured, the Insured will be entitled to file a supplemental Claim at the time prescribed in Section 6.1 in an amount equal to the sum of its advances, less the deductions, all as specified in Section 6.2, to the extent not included in the payment of the initial Claim. Such supplemental Claim must be paid by the Company in accordance with Section 6.3(b). No interest shall be included in the Claim Amount under this Section 5.3 after the date that the accelerated Claim is filed. If a Loan for which the Company has paid a

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Claim is subsequently brought current by the Borrower, the Insured shall refund to the Company the Loss paid by the Company with respect to that Loan. If the Company exercises its option under this Section 5.3, the Company shall not have the right to direct or participate in a deficiency recovery under Section 7.2.

5.4

Voluntary Conveyance – The Insured may only accept a conveyance of the Property from the Borrower in lieu of foreclosure or other proceeding if the prior written approval of the Company has been obtained. Such approval shall not be considered as an acknowledgement of liability by the Company with respect to such Loan.

5.5

Appropriate Proceedings – The Insured must begin Appropriate Proceedings no later than when the Loan becomes six (6) months in Default unless the Company provides written instructions that some other action be taken. Such instructions may be general or applicable only to specific Loans. The Company reserves the right to direct the Insured to institute Appropriate Proceedings at any time after Default. When either defending against or bringing Appropriate Proceedings, the Insured must report their status to the Company as reasonably and expeditiously as possible.

In conducting Appropriate Proceedings, the Insured must:

	(a)	diligently pursue the Appropriate Proceedings once they have begun;

	(b)	apply for the appointment of a receiver and assignment of rents, if permitted by law and requested by the Company;

(c)

upon request by the Company in writing, furnish the Company with the Loan File (whether or not the Insured is the originator of the Loan), the payment and collection history from the servicing file since the inception of coverage of such Loan under this Policy, and copies of all notices and pleadings filed or required in the Appropriate Proceedings;

(d)

act and bid at the foreclosure sale in accordance with Section 5.11 so that its ability to preserve, transfer and assign to the Company its rights against the Borrower are not impaired; and so that the rights of the Company under this Policy against the Borrower are fully protected. Such rights include any rights to obtain a deficiency judgment, subject to the Company’s compliance with Sections 7.2 and 7.3 relating to establishing a deficiency; and

(e)

when requested by the Company, furnish the Company with a written statement indicating the estimated potential Claim Amount as computed under Section 6.2 at least fifteen (15) days before the foreclosure sale.

5.6

Mitigation of Damages – The Insured must take appropriate actions to mitigate the Loss. Accordingly, in order to comply with this provision, the Insured’s obligations include collecting amounts due under the Loan and offering to any Borrower who has the ability and desire to cure the Default, a repayment plan, a forbearance plan, or a loan modification or other loan workout plan. A loan modification shall not be required if such Loan is subject to REMIC rules and the loan modification would make the Loan non-qualified under REMIC rules. In the event such efforts fail to cure the Default, the Insured must use its best efforts to effectuate the early disposition of the Property.

The Company shall be entitled at its sole discretion to actively direct any such mitigation efforts. Such direction may be general or applicable only to specific Loans. The Company must administer this Policy in good faith.

5.7	Advances – The Insured must advance:

	(a)	normal and customary hazard insurance premiums and real estate property taxes, in each case as due and payable;

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(b)

reasonable and necessary Property protection and preservation expenses approved by the Company at the time the Company reviews the Claim, which shall not include expenditures to remove an exclusion from coverage under Section 4; and

	(c)	reasonable costs to complete Appropriate Proceedings and eviction and moving of occupants, including related court expenses and attorney’s fees.

5.8	Claim Information and Other Requirements – The Insured must provide the Company with:

	(a)	a completed form furnished by or acceptable to the Company for payment of a Claim;

(b)

unless previously provided under Section 5.5(c), the Loan File which is the subject of the Claim (whether or not the Insured is the originator of the Loan), the payment and collection history from the servicing file since the inception of coverage of such Loan under this Policy;

(c)

if the Property is not being acquired by the Company: a copy of an executed trustee’s or sheriff’s deed (which may be unrecorded) conveying Borrower’s Title to the Property to the Insured (or satisfactory evidence that the foreclosure sale has been completed if the Borrower’s right of redemption has not expired); or a deed from the Borrower (which may be unrecorded) if a voluntary conveyance has been approved by the Company, conveying to the Insured the title that was required by the Company in the approval of the conveyance;

In the event the most important cause of Default was a circumstance or event which would prevent the Insured from obtaining Good and Merchantable Title, the Insured shall instead provide the Company with evidence described in Section 5.8 (d)(ii) below that it has acquired Good and Merchantable Title to the Property;

	(d)	if the Property is being acquired by the Company:

(i) a recordable deed in normal and customary form containing the customary warranties and covenants conveying to the Company or its designee Good and Merchantable Title to the Property;

(ii)

a title insurance policy acceptable to the Company or an attorney’s opinion of title acceptable to the Company, confirming that the Insured has and can convey to the Company Good and Merchantable Title to the Property; and

(iii) Possession of the Property, but only if the Company has required such Possession in writing;

	(e)	access to the Property, pursuant to the terms and conditions of Section 6.4(b), if requested by the Company under such Section;

(f)

a copy of the claim and evidence of the payment of, and any adjustments to, the claim under the Primary First Layer Policy, if applicable, and other information related to such Primary First Layer Policy as the Company may reasonably request; and

	(g)	all other information and documentation reasonably requested by the Company.

5.9

Acquisition of Borrower’s Title Not Required – The Insured will not be required to acquire Borrower’s Title to a Property if (a) the Company approves a sale of the Property prior to a foreclosure sale and such sale is closed; (b) the Company requires an early Claim filing pursuant to Section 5.3, except that such acquisition will be required as a condition to the Insured’s filing of a supplemental Claim; or (c) the Property is acquired by someone other than the Insured at a foreclosure sale, as provided in Section

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5.11, or thereafter pursuant to exercise of rights of redemption.

5.10	Sale of a Property by the Insured Before End of Settlement Period –

(a)

The Insured must submit to the Company any offer to purchase a Property which is acceptable to the Insured until such time as a Claim is settled under this Policy. Upon such submission, the Company must then promptly notify the Insured that it will either approve or not approve such offer. The Insured shall promptly notify the Company if the approved offer does not close as scheduled.

	(b)	If an approved offer expires or is terminated, the Company shall be entitled to pay the Loss payable by:

		(i)	paying the per loan loss percentage guaranty option as calculated under Section 6.3(b), or

(ii)

paying the property acquisition settlement option as calculated under Section 6.3(a), and acquiring the Property; but if the Company’s right to acquire the Property has expired pursuant to Section 6.5, or been waived, then such acquisition shall be under the same terms and conditions as the expired or terminated offer, except for terms and conditions relating to the sale price and method of payment of the sale price, which shall instead be governed by Section 6.3.

	(c)	The following provisions shall apply to offers submitted to the Company under this Section 5.10:

(i)

At the time it presents an offer, the Insured must also provide the Company with a good faith estimate of gross proceeds and expenses in sufficient detail for the Company to calculate the estimated net proceeds described below. The Company may not require any changes to the offer, direct the marketing of the Property, or require any expenditures by the Insured for restoration of the Property as a condition to its approval.

(ii)

If the Company approves the offer submitted by the Insured, it must also advise the Insured of the estimated net proceeds which it has calculated. The estimated net proceeds calculated by the Company will be the estimated gross sales proceeds to be received by the Insured less all reasonable estimated expenses submitted by the Insured and approved by the Company in its approval of the offer which have been or are expected to be paid by the Insured in obtaining and closing the sale of the Property. If the estimated net proceeds as calculated by the Company are acceptable to the Insured, the Loss payable shall be computed as determined below. If such calculation is not acceptable to the Insured, the offer shall be deemed to have not been approved by the Company.

		(iii)	If the Company approves the offer, the Loss payable by the Company under this Section 5.10 will be the lesser of:

			(A)	the actual net amount as calculated below, or

			(B)	the per loan loss percentage guaranty option under Section 6.3(b) without regard to a sale of the Property.

The actual net amount will be the Claim Amount calculated under Section 6.2, except that (a) delinquent interest will be computed through the closing date for sale of the Property, and (b) the Claim Amount shall be reduced by the actual net proceeds realized by the Insured from the sale of the Property. The actual net proceeds will be determined in the same manner as the estimated net proceeds, but on the basis of the actual sales

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proceeds. For purposes of computing a Loss, such actual net proceeds shall not be less than the estimated net proceeds calculated by the Company under this subparagraph (iii) or as otherwise approved by the Company.

(iv)

The Company shall not unreasonably withhold its approval of expenses submitted to it after its approval of an offer. Expenses paid to Persons employed or controlled by the Insured or their internal costs will not be allowed in calculation of either the estimated or actual net proceeds.

(v)

If requested by the Company, the Insured shall advise the Company of the name of the real estate broker or other Person marketing the Property and authorize such broker or other Person to release information regarding the marketing and physical condition of the Property to the Company.

5.11

Foreclosure Bidding Instructions Given by the Company – Unless otherwise directed by the Company, the Insured will be entitled to bid at the foreclosure sale held as part of the Appropriate Proceedings any amount which it determines necessary to obtain Borrower’s Title to the Property. The Company will be entitled to direct the Insured to bid an amount to be determined by the Insured within a minimum and maximum range, as follows:

(a)

The minimum amount shall not be less than the fair market value of the Property, but if there has been Physical Damage to the Property which affects its fair market value (as determined before such Physical Damage) by more than ten percent (10%), the fair market value of the Property shall be its fair market value after restoration of the Property.

	(b)	The maximum amount shall not exceed the greater of

		(i)	the fair market value of the Property as determined under subparagraph (a) above, or

		(ii)	the estimated Claim Amount less the amount which the Company would pay as the per loan loss percentage guaranty option under Section 6.3(b).

(c)

For purposes of this Section 5.11, fair market value shall be determined as of a date acceptable to the Company by an opinion of an independent real estate broker, or by an independent appraiser, in either case selected by or acceptable to the Company.

The Insured is not required to acquire Borrower’s Title if it has bid in accordance with this Section 5.11, whether or not pursuant to directions from the Company.

5.12

Effect of Unexpired Redemption Period on Payment of a Claim – If the Insured files a Claim prior to expiration of an applicable redemption period, the Loss payable shall only be computed through the date of filing of the Claim, and if the Company elects to acquire the Property, the Insured will remain responsible for management and control of the Property until the Company’s acquisition thereof, which may be after expiration of the redemption period, but not later than as required by Section 6.4.

If the Company has paid to the Insured a Claim under its per loan loss percentage guaranty option in Section 6.3(b), and the related Property is subsequently redeemed by the Borrower, the Insured shall promptly report such redemption to the Company and reimburse the Company for the amount of the Company’s Claim payment, to the extent that the sum of the Company’s Claim payment and the amount realized by the Insured from the redemption exceeds the Claim Amount, as would have been calculated through the date of redemption.

5.13

Collection Assistance – If the Company so requests, the Insured shall permit the Company to cooperatively assist the Insured in the collection of moneys due under the Loan, including obtaining information from the Borrower, attempting to develop payment schedules acceptable to the Insured,

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conducting Property inspections and requesting appraisals of the Property.

6	Loss Payment Procedure

	6.1	Filing of Claim –

		(a)	The Insured shall file a Claim under this Policy after, but no later than sixty (60) days following, the later of

(i) Conveyance of Title to the Property, or

(ii) if applicable, the settlement of a claim under the Primary First Layer Policy.

(b)

If the Insured fails to file a Claim within the period of time required under paragraph 6.1(a) above, the Insured will not be entitled to, and the Company will not be obligated for, any payment under this Policy for amounts, including additional interest and expenses, which would otherwise be claimable, but which accrue or are incurred after the sixty (60) day period for filing of a Claim.

(c)

If the Insured fails to file a Claim within eighteen (18) months following the Conveyance of Title, the Insured will not be entitled to, and the Company will not be obligated for, any payment under this Policy.

Once a Claim has been filed, if the Insured fails to satisfy the requirements for a Perfected Claim within one hundred eighty (180) days after such filing (or within such longer period of time as the Company may allow in writing), the Insured will no longer be entitled to payment of a Loss and the Company will not be obligated to make any payment under this Policy.

	6.2	Calculation of Claim Amount – Subject to Sections 7.5 and 5.3, the Claim Amount will be an amount equal to:

the sum of:

		(a)	the amount of unpaid principal balance due under the Loan as of the date of Default without capitalization of delinquent interest, penalties or advances; and

(b)

the amount of accrued and unpaid interest due on the Loan computed at the contract rate stated in the Loan through the date that the Claim is filed with the Company, but excluding applicable late charges, penalty interest or other changes to the interest rate by reason of Default; and

		(c)	the amount of advances incurred by the Insured under Section 5.7 prior to filing of the Claim (except to Persons employed or controlled by the Insured or their other internal costs) provided that:

(i)

Attorney’s fees advanced for completion of Appropriate Proceedings and obtaining Possession of the Property will not be allowed to the extent they exceed three percent (3%) of the sum of the unpaid principal balance and the accrued and accumulated interest due; and

(ii)

Such advances, other than attorney’s fees, must have first become due and payable after the Default, and payment of such advances must be prorated from the date of Default through the date the Claim is filed with the Company;

less the sum of:

(1) the amount of all rents and other payments (excluding proceeds of a sale of the Property

Form #71-70282 (2/05)	Page 17 of 23

and the proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Property or the Loan;

		(2)	the amount of cash remaining in any escrow account as of the last payment date;

		(3)	the amount of cash or other collateral to which the Insured has retained the right of possession as security for the Loan;

(4)

the amount paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Property, if the Property is damaged, and which has not been paid to the Borrower or applied to the payment of the Loan as required by the terms of the Loan;

(5)

the greater of the amount of any claim payment pursuant to a Primary First Layer Policy which the Insured received, or which the Insured should have received as the full Primary First Layer Policy benefit as described in Section 4.11; and

		(6)	any other amounts claimed by the Insured to the extent they are excluded from the Claim Amount by reason of Section 4.

6.3

Payment of Loss; Company’s Options – Within the Settlement Period, but only if the Insured has satisfied all requirements for a payment of Loss and the requirements for a Perfected Claim have been met, the Company shall at its sole option exercise its:

	(a)	Property Acquisition Settlement Option. Pay to the Insured as the Loss the Claim Amount calculated in accordance with Section 6.2 for the Company’s acquisition of the Property; or

(b)

Per Loan Loss Percentage Guaranty Option. In the event the Company does not acquire the Property, allow the Insured to retain all rights and title to the Property and pay to the Insured as the Loss the lesser of: (i) the difference between the Claim Amount calculated in accordance with Section 6.2 and the amount realized by the Insured pursuant to its sale, if any, of the Property as provided in Section 5.10 and (ii) the Per Loan Loss Percentage option which shall be calculated by multiplying the applicable Per Loan Loss Percentage for such Loan times the Claim Amount (without any reduction for the Primary First Layer Policy claim payment). However, if prior to the Company’s payment of the Loss, a third party acquires title to the Property at the foreclosure sale or a Borrower redeems the Property (unless such acquisition or redemption occurs because the Insured failed to bid as provided in Section 5.11), then the Company shall pay the lesser of: (i) the per loan loss percentage guaranty option amount described above; or (ii) the difference between the Claim Amount and the amount realized by the Insured at the foreclosure sale or redemption; or

	(c)	Pre-Claim Sale Option. Pay to the Insured as the Loss the amount calculated in accordance with Section 5.10, if the terms and conditions of Section 5.10 are met.

In addition to the sum due pursuant to the option described above which the Company selects, the Loss payable by the Company will include the other amounts provided for under Sections 6.5 or 7.2 when such Sections are applicable. The Company will deduct from its payment of Loss such amounts as may be permitted by this Policy and the aggregate amounts of any payments of Loss which it had previously made.

Without limiting the requirements and conditions to filing and payment of a Claim contained in this Policy, if the Property has been acquired by the insurer under a Primary First Layer Policy, no Loss shall be payable under this Policy. For purposes of this Policy any references to “percentage guaranty option” shall be to the “per loan loss percentage guaranty option”.

Form #71-70282 (2/05)	Page 18 of 23

	6.4	Claim Settlement Period – The Settlement Period will be a sixty (60) day period after the Company’s receipt of a Claim, calculated as follows:

(a)

No later than the twentieth (20th) day after filing of a Claim, the Company may notify the Insured of additional documents or information which it requires for processing the Claim, upon which the sixty (60) day period shall be suspended until the Company receives such additional documentation and information. Additional items may be requested by the Company after such twenty (20) day period and the Insured must use reasonable efforts to satisfy such request, but the sixty (60) day limit will not be tolled for their receipt.

(b)

No later than the sixtieth (60th) day after filing of a Claim, the Company may notify the Insured that it will require access to the Property sufficient to inspect, appraise and evaluate the Property. If the Company does not notify the Insured by that date, its right to such access will be deemed waived. If such notice is given, the Insured will use its best efforts to provide access to the Company and, if access is not then available, the sixty (60) day period will be suspended from the date such notice was given until the Company receives notice from the Insured that access is available to it. If access is in fact not available when sought by the Company after such notice from the Insured, the Company will promptly notify the Insured of such unavailability, and the passage of the sixty day period will remain suspended as if the Insured’s notice of availability had not been given to the Company.

(c)

If the Company has elected to acquire the Property in settlement of a Claim, the sixty day period also will be suspended if necessary for there to be a period of ten (10) days after the date on which the Insured satisfies all conditions to acquisition, including any required restoration of the Property, for the Insured’s delivery of a recordable deed and title policy or opinion evidencing Good and Merchantable Title (not subject to any rights of redemption, unless the Company waives such requirement) and, if applicable, delivery of Possession to the Property.

6.5

Payment by the Company After the Settlement Period – If the Company has not paid a Loss during the Settlement Period, then (a) the Company will include in its payment of Loss, if a Loss is ultimately payable, simple interest on the amount payable accruing after the Settlement Period to the date of payment of Loss at the applicable interest rate or rates which would have been payable on the Loan during such period, and (b) the Company will no longer be entitled to acquire the Property as an option for payment of the Loss.

The Company must either pay the amount of applicable Loss (including any additional applicable interest as computed above) or deny the Claim in its entirety within (a) one hundred twenty (120) days after expiration of the Settlement Period, or (b) if the Settlement Period has not expired, no later than one hundred eighty (180) days after filing of the Perfected Claim. If at a later date it is finally determined by agreement between the Insured and the Company (or by completion of legal or other proceedings to which the Insured and the Company are parties) that the Company was not entitled to deny all or a portion of the Claim, the Company will include in any resulting subsequent payment of Loss interest as calculated above through the date of such payment on the amount of Loss which the Company was not entitled to deny.

6.6

Discharge of Obligation – Payment by the Company of the amount of Loss required to be paid in accordance with this Policy will be a full and final discharge of its obligation with respect to such Loss under this Policy.

7	Additional Conditions

7.1

Proceedings of Eminent Domain – In the event that part or all of a Property is taken by eminent domain, or condemnation or by any other proceedings by federal, state or local governmental unit or agency, the Insured must require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance

Form #71-70282 (2/05)	Page 19 of 23

with the law of the jurisdiction where the Property is located.

7.2	Pursuit of Deficiencies –

(a)

The Insured will be entitled to pursue Appropriate Proceedings, or shall at the direction of the Company pursue Appropriate Proceedings through the end of the Settlement Period, which may result in the Borrower becoming liable for a deficiency after completion of the Insured’s acquisition of a Property. Such pursuit may not be directed by the Company unless such deficiency is estimated to exceed $7,500. If the Company proposes to pursue a deficiency judgment, in whole or in part for its account, it will notify the Insured at least thirty (30) days before the foreclosure sale. If the Company does not so notify the Insured, the deficiency judgment, if established by the Insured, will be solely for the account of the Insured, and the Company will not be subrogated to any rights to pursue the deficiency judgment.

(b)

The following provisions will apply if, in completing Appropriate Proceedings there are additional expenses advanced pursuant to Section 5.7 or additional interest accrued on the Loan, due to (1) an additional redemptive period or a delay in acquisition of Borrower’s Title, which period or delay is directly related to establishing the deficiency judgment or (2) legal proceedings which are necessary to establish and pursue the deficiency judgment and which would not otherwise be the custom and practice used.

(i)

If the deficiency judgment is to be established, in whole or in part, for the account of the Company, the Company must pay the Insured at the time of payment of the Claim, regardless of which settlement option the Company has selected, the full amount of:

			(A)	such additional expenses advanced pursuant to Section 5.7 by the Insured; and

(B)

such additional interest accrued on the unpaid principal balance of the Loan at the contract rate stated in the Loan, but excluding applicable late charges, penalty interest, or other changes to the interest rate by reason of Default.

(ii)

If the deficiency judgment is not to be established, in whole or in part, for the account of the Company, none of the additional interest or expenses of the type described in subparagraph (i) above will be included in the Claim Amount or payable at any time by the Company.

(iii)

For purposes of determining the additional expenses described in subparagraph (i) above resulting from pursuing the deficiency judgment, the limitation on attorney’s fees in Section 6.2 will not apply.

(iv)

All of the additional interest, expenses, attorney’s fees and court expenses described in subparagraph (i) above will be accrued or advanced only through acquisition of Borrower’s Title, including any additional redemptive period.

(c)

The Company and the Insured may agree generally or with respect to a Loan to different terms and conditions than set forth in this Section 7.2. The Company and the Insured also may agree to the joint pursuit or other arrangements for the collection of deficiency judgments on mutually acceptable terms and conditions.

7.3

Subrogation – Subject to Section 7.2(a), and only to the extent that the Company is entitled under applicable law to pursue such deficiency rights, the Company will be subrogated, upon payment of the Loss, in the amount thereof and with an equal priority to all of the Insured’s rights of recovery against a Borrower and any other Person relating to the Loan or to the Property. The Insured must execute and deliver at the request of the Company such instruments and papers and undertake such actions as may be necessary to transfer, assign and secure such rights. The Insured shall refrain from any action, either

Form #71-70282 (2/05)	Page 20 of 23

before or after payment of a Loss, that prejudices such rights.

7.4

Policy for Exclusive Benefit of the Insured – A Certificate issued as the result of any Application submitted hereunder and the coverage provided under this Policy will be for the sole and exclusive benefit of the Insured, its successors and permitted assigns, and in no event will any Borrower or other Person be deemed a party to, or an intended beneficiary of, this Policy or any Certificate.

7.5

Effect of Borrower Insolvency or Bankruptcy on Principal Balance – If under applicable insolvency or bankruptcy law, a Loan’s principal balance secured by a Property is reduced (after all appeals of such reduction are final or the time for such appeals has lapsed without appeal), the portion of such principal balance of the Loan not secured by the Property, and related interest, will be included in the Claim Amount, as provided in this Section 7.5.

If a Default occurs on the Loan, the Insured has acquired Borrower’s Title or Good and Merchantable Title to the Property as required by this Policy, and all other requirements for filing of a Claim are complied with, the Insured will be entitled to include in the Claim Amount (a) the amount of the principal balance of the Loan which was deemed unsecured under applicable insolvency or bankruptcy law, less any collections or payments on such unsecured principal balance received by the Insured, and (b) interest thereon at the rate and as computed in Section 6.2, from the date of Default giving rise to the Claim (but for no prior period). In no event will any expenses or other amounts associated with the amount by which the principal balance of the Loan became unsecured be included in the Claim Amount, directly or by an addition to the principal balance included in the Claim Amount.

7.6	Arbitration of Disputes; Suits and Actions Brought by the Insured –

(a)

Unless prohibited by applicable law, all controversies, disputes or other assertions of liability or rights arising out of or relating to this Policy, including the breach, interpretation or construction thereof, shall be settled by arbitration. Notwithstanding the foregoing, the Company or the Insured both retain the right to seek a declaratory judgment from a court of competent jurisdiction on matters of interpretation of this Policy. Such arbitration shall be conducted in accordance with the Title Insurance Arbitration Rules of the American Arbitration Association in effect on the date the demand for arbitration is made, or if such Rules are not then in effect, such other Rules of the American Arbitration Association as the Company may designate as its replacement.

The arbitrator(s) shall be neutral person(s) selected from the American Arbitration Association’s National Panel of Arbitrators familiar with the mortgage lending or mortgage guaranty insurance business. Any proposed arbitrator may be disqualified during the selection process, at the option of either party, if they are, or during the previous two (2) years have been, an employee, officer or director of any mortgage guaranty insurer, or of any entity engaged in the origination, purchase, sale or servicing of mortgage loans or mortgage-backed securities.

(b)

No suit or action (including arbitration hereunder) brought by the Insured against the Company with respect to the Company’s liability for a Claim under this Policy shall be sustained in any court of law or equity or by arbitration unless the Insured has substantially complied with the terms and conditions of this Policy, and unless the suit or action is commenced within three (3) years (five (5) years in Florida or Kansas) after the Insured has acquired Borrower’s Title to the Property or sale of the Property approved by the Company is completed, whichever is applicable to a Loan. No such suit or action with respect to a Claim may be brought by the Insured against the Company until sixty (60) days after such acquisition of Borrower’s Title or sale, as applicable to a Loan.

(c)

If a dispute arises concerning the Loan which involves either the Property or the Insured, the Company has the right to protect its interest by defending the suit, even if the allegations contained in such suit are groundless, false or fraudulent. The Company is not required to defend any lawsuit involving the Insured, the Property or the Loan.

Form #71-70282 (2/05)	Page 21 of 23

7.7

Release of Borrower; Defenses of Borrower – The Insured’s execution of a release or waiver of the right to collect any portion of the unpaid principal balance of a Loan or other amounts due under the Loan will release the Company from its obligation under its Certificate to the extent and amount of said release. If, under applicable law, the Borrower successfully asserts defenses which have the effect of releasing, in whole or in part, the Borrower’s obligation to repay the Loan, or if for any other reason the Borrower is released from such obligation, the Company will be released to the same extent and amount from its liability under this Policy, except as provided by Section 7.5.

7.8	Amendments; No Waiver; Rights and Remedies; Use of Term “Including” –

(a)

The Company reserves the right to amend the terms and conditions of this Policy from time to time; provided, however, that any such amendment will be effective only after the Company has given the Insured written notice thereof by endorsement setting forth the amendment. Such amendment will only be applicable to those Certificates issued on or after the effective date of the amendment.

(b)

No condition or requirement of this Policy will be deemed waived, modified or otherwise compromised unless that waiver, modification or compromise is stated in a writing properly executed on behalf of the Company. Each of the conditions and requirements of this Policy is severable, and a waiver, modification or compromise of one will not be construed as a waiver, modification or compromise of any other.

(c)

No right or remedy of the Company provided for by this Policy will be exclusive of, or limit, any other rights or remedies set forth in this Policy or otherwise available to the Company at law or equity.

(d) As used in this Policy, the term “include” or “including” will mean “include or including, without limitation.”

7.9

No Agency – Neither the Insured, any Servicer, nor any of their employees or agents (including the Persons underwriting the Loan on behalf of the Insured) will be deemed for any reason to be agents of the Company. Neither the Company, nor any of its employees or agents, will be deemed for any reason to be agents of any Insured or Servicer.

7.10	Successors and Assigns – This Policy will inure to the benefit of and shall be binding upon the Company and the Insured and their respective successors and permitted assigns.

7.11

Applicable Law and Conformity to Law – All matters under this Policy will be governed by and construed in accordance with the laws of the jurisdiction in which the office of the original Insured on a Certificate is located. Any provision of this Policy which is in conflict with any provision of the law of such jurisdiction is hereby amended to conform to the provisions required by that law.

7.12

Notice – All claims, premium payments, tenders, reports, other data and any other notices required to be submitted to the Company by the Insured must be sent to the Company at MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202. The Company may change this address by giving written notice to the Insured. Unless the Insured otherwise notifies the Company in writing, all notices to the Insured must be sent to the address on the face of this Policy or, if the Insured is not located at such address, to the last known address of the Insured.

All notices under this Policy, whether or not identified in this Policy as required to be in writing, will be effective only if in writing and only upon receipt thereof. Written notices may instead be given in the form of telecopy or, if acceptable to the Company (for notices given to the Company) or to the Insured (for notices given to the Insured) in the form of computer tape or computer-generated or any other electronic message. A telecopy or such tape or message shall be effective only when received. The Company and

Form #71-70282 (2/05)	Page 22 of 23

the Insured may mutually agree that notices will be sent to any additional Person. Except as expressly agreed to by the Company and the Insured, no liability shall be incurred by the Company for the failure to give a notice to a Person other than the Insured.

7.13

Reports and Examinations – The Company may request, and the Insured must provide, such files, reports or information as the Company may deem necessary pertaining to any Loan, and the Company will be entitled to inspect the files, books and records of the Insured or any of its representatives pertaining to such Loan.

7.14

Electronic Media – The Company and the Insured may, from time to time, deliver or transfer information, documents or other data between them by electronic media acceptable to them. In addition, the Company and the Insured may maintain information, documents or other data on electronic media or other media generally accepted for business records, including microfiche. Such electronic or other media will be as equally acceptable for all purposes between the Insured and the Company as information, documents or other data maintained in printed or written form.

Form #71-70282 (2/05)	Page 23 of 23

Mortgage Guaranty Insurance Corporation
250 E. Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201

Certificate
(Covering Multiple Loans)

Mortgage Guaranty Insurance Corporation, 250 E. Kilbourn Avenue/P.O. Box 488, Milwaukee, Wisconsin 53201-0488 (the “Company”), hereby agrees to pay to the Insured any Loss due to the Default by a Borrower on any Loan identified on the attached Certificate Schedule, subject to the terms and conditions of a master policy for multiple loan transactions (the “Master Policy”) identified below, and in reliance on the Insured’s Application for insurance.

Insured’s Information		COVERAGE INFORMATION

Insured Name and Mailing Address:
		Certificate Issuance Date:	January 30, 2006

Deutsche Bank National Trust Company as Trustee For Long Beach Mortgage Loan Trust 2006-WL3 1761 East St. Andrew Place Santa Ana, California 92705		Certificate Effective Date:	January 1, 2006

		Number of Loans Insured:	938

Aggregate Insured Amount of Loans: $240,894,800.20

Coverage Amount and Certificate Number for each Loan as shown on attached Certificate Schedule.

MASTER POLICY INFORMATION		Premium Information

Master Policy Number:	04-690-5-1837	Premium Rate:	128 basis points (annualized)

		Premium Type:	Monthly

Applicable Endorsements:	#71-70285 (7/05)	Premium Refundability:	Non- Refundable

		Renewal Option:	Declining

		Premium Source:	Non-Borrower Paid

Notes

•

The attached Certificate Schedule contains a summary of coverage and premium information on a Loan-by-Loan basis and the Certificate Schedule is incorporated herein and constitutes a part of this Certificate.

•

The premium rates identified on the attached Certificate Schedule do not include any applicable state and local premium taxes for Loans for which such taxes may be due and required to be paid by the Insured, and which will be billed by the Company to the Insured.

•	This Certificate becomes effective without the Insured’s execution or return of same.

•

In issuing this Certificate, the Company has relied upon certain information and data received from or on behalf of the Insured, including, but not limited to, information and data contained in one or more electronic file transfers to the Company, as well as information and data summarized in a letter from MGIC to the Insured and any such other parties identified in such letter. Such information and data and a copy of such letter are attached to this Certificate.

•	All capitalized terms used herein shall have the meaning assigned to such terms in the Master Policy.

INSURED CERTIFICATION: By tendering the initial premium, the Insured certifies that: 1) each of the Loans identified on the attached Certificate Schedule has been closed; 2) Loan information set forth on the attached

Form #71-70277 (2/05)	KEEP THIS ORIGINAL CERTIFICATE	DO NOT RETURN TO MGIC

Certificate Schedule and any other attachments to this Certificate is true and correct and the Company can rely on it in extending coverage to the Loans; 3) none of the Loans is in Default as of its Certificate Effective Date; and 4) as of the Certificate Issuance Date set forth above, the Insured had no knowledge of any material changes in any statement or representation contained in the Application relating to insurance of a Loan.

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

Total Number of Insurable Loans:				938
Total Amount of Insurable Loans:				$240,894,800.20
Annualized Monthly Premium Rate:				128 bps

1	666737127	$152,000.00	82.16	27	23451416
2	695119156	$255,089.87	90.00	34	23451417
3	667009674	$302,210.67	95.00	37	23451418
4	695290122	$197,686.74	90.00	34	23451419
5	695319822	$471,204.08	90.00	34	23451420
6	695320184	$332,162.44	90.00	34	23451421
7	695243527	$215,453.35	90.00	34	23451422
8	695291518	$150,590.70	90.00	34	23451424
9	695298463	$130,272.26	90.00	34	23451425
10	695201830	$136,503.66	85.00	30	23451426
11	695274233	$273,874.29	90.00	34	23451427
12	695332668	$259,244.79	90.00	34	23451428
13	695268722	$292,758.87	90.00	34	23451429
14	695400606	$310,192.04	95.00	37	23451430
15	695252023	$129,926.42	90.00	34	23451431
16	695306977	$284,591.40	90.00	34	23451432
17	695399485	$234,014.01	90.00	34	23451433
18	695418566	$248,752.25	90.00	34	23451434
19	695316729	$499,199.74	87.72	32	23451435
20	695373175	$431,015.29	90.00	34	23451436
21	695380782	$390,602.26	90.00	34	23451437
22	695385849	$296,272.76	90.00	34	23451438
23	695419978	$421,988.05	90.00	34	23451439
24	667187736	$211,500.00	90.00	34	23451440
25	695365940	$533,773.27	89.92	34	23451441
26	695402834	$264,630.42	90.00	34	23451442
27	695346130	$264,899.80	90.00	34	23451443
28	695395814	$354,468.94	100.00	40	23451444
29	695410647	$110,549.56	90.00	34	23451445
30	695420026	$224,478.04	90.00	34	23451446
31	695420265	$193,023.86	90.00	34	23451447
32	695132134	$129,920.66	94.93	37	23451448
33	695417360	$246,751.60	100.00	40	23451449
34	695351502	$377,418.92	85.00	30	23451450
35	695374280	$475,343.19	90.00	34	23451451
36	695451435	$222,476.30	90.00	34	23451452
37	695416792	$390,307.72	85.00	30	23451454
38	695472043	$184,558.09	100.00	40	23451458
39	695445114	$179,612.54	90.00	34	23451459

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

40	695455493	$448,479.67	85.00	30	23451460
41	695490029	$219,169.70	90.00	34	23451462
42	695333179	$125,763.58	90.65	34	23451463
43	695484253	$255,723.75	90.00	34	23451464
44	695322073	$411,037.03	85.00	30	23451465
45	695443226	$264,390.63	89.83	34	23451466
46	695427120	$121,251.98	90.00	34	23451467
47	695334334	$400,000.00	88.89	33	23451469
48	695469551	$116,727.60	90.00	34	23451471
49	695406207	$199,261.28	95.00	37	23451472
50	695447524	$399,444.16	100.00	40	23451473
51	695464628	$219,536.87	89.80	34	23451474
52	695469080	$314,096.23	90.00	34	23451475
53	695432732	$352,111.89	86.10	31	23451476
54	695452029	$467,121.92	90.00	34	23451477
55	695483628	$193,456.85	85.00	30	23451478
56	695489666	$219,613.37	90.00	34	23451479
57	695238683	$166,161.89	90.00	34	23451480
58	695380022	$547,908.71	90.00	34	23451481
59	695495739	$291,882.44	90.00	34	23451482
60	695629725	$544,001.28	95.00	37	23451483
61	695525220	$436,496.84	100.00	40	23451484
62	695449967	$368,941.73	95.00	37	23451486
63	695506485	$331,869.70	90.00	34	23451487
64	695581553	$376,095.89	90.00	34	23451488
65	695532655	$336,779.27	90.00	34	23451489
66	695508812	$565,604.79	90.00	34	23451490
67	695471656	$75,151.78	90.00	34	23451491
68	695323923	$178,689.35	90.00	34	23451492
69	695373324	$178,218.87	100.00	40	23451493
70	695340471	$118,484.50	85.00	30	23451494
71	695511725	$169,736.36	90.00	34	23451495
72	695528943	$208,322.26	100.00	40	23451496
73	695545707	$170,493.61	90.00	34	23451497
74	695537365	$159,925.32	90.00	34	23451498
75	695538454	$245,941.13	95.00	37	23451499
76	695548974	$294,064.53	90.00	34	23451500
77	695550277	$143,852.78	85.00	30	23451501
78	695546598	$174,343.93	90.00	34	23451502
79	695254219	$166,500.00	90.00	34	23451503
80	695395152	$175,122.56	90.00	34	23451504
81	695400622	$350,166.12	90.00	34	23451505
82	695438002	$534,465.80	90.00	34	23451506

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

83	695450379	$104,774.86	90.00	34	23451507
84	695444661	$215,460.08	90.00	34	23451508
85	695449249	$365,500.00	85.00	30	23451509
86	695476077	$272,316.66	93.00	36	23451510
87	695501163	$338,496.98	100.00	40	23451511
88	695506915	$161,312.38	90.00	34	23451512
89	695483776	$103,533.31	100.00	40	23451513
90	695513457	$191,025.48	95.00	37	23451514
91	695490052	$377,181.19	90.00	34	23451515
92	695536656	$142,175.10	85.00	30	23451516
93	695524355	$278,787.19	95.00	37	23451517
94	695520288	$465,750.00	90.00	34	23451519
95	695544783	$135,000.00	90.00	34	23451520
96	695544999	$303,814.24	85.00	30	23451521
97	695542837	$351,274.91	95.00	37	23451522
98	695543207	$132,441.19	95.00	37	23451523
99	695561324	$389,143.04	98.48	40	23451524
100	695555201	$212,039.67	85.00	30	23451525
101	695573626	$512,091.66	90.00	34	23451526
102	695567750	$124,497.97	100.00	40	23451527
103	695592444	$474,516.00	83.99	29	23451528
104	695605071	$365,000.00	84.10	29	23451529
105	695609776	$103,625.52	100.00	40	23451530
106	695612572	$272,699.80	90.00	34	23451531
107	695632406	$230,273.81	90.00	34	23451532
108	695373563	$198,038.50	100.00	40	23451533
109	695623561	$165,823.05	90.00	34	23451534
110	695624148	$197,184.90	100.00	40	23451535
111	695621292	$374,339.54	95.00	37	23451536
112	695297994	$214,983.21	90.00	34	23451537
113	695356535	$392,036.14	95.00	37	23451538
114	695519942	$221,825.29	90.00	34	23451539
115	695652990	$159,986.69	100.00	40	23451540
116	695542506	$279,901.04	85.00	30	23451541
117	695559294	$186,299.98	90.00	34	23451542
118	695549782	$445,791.50	95.00	37	23451543
119	695598466	$109,936.82	85.00	30	23451544
120	695609032	$188,624.34	90.00	34	23451546
121	695606442	$225,952.28	100.00	40	23451547
122	695635763	$265,092.21	90.00	34	23451548
123	695639625	$222,343.78	95.00	37	23451549
124	695558890	$152,169.01	85.00	30	23451550
125	695610378	$202,130.57	90.00	34	23451551

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

126	695668921	$314,374.06	90.00	34	23451552
127	695484287	$235,869.62	85.00	30	23451553
128	695567321	$214,219.45	90.00	34	23451554
129	695607028	$161,382.08	90.00	34	23451555
130	695621458	$92,342.96	100.00	40	23451556
131	695437095	$143,779.01	90.00	34	23451557
132	695302364	$181,287.98	90.00	34	23451558
133	695429084	$152,801.45	95.00	37	23451559
134	695302059	$223,992.39	90.00	34	23451560
135	695494740	$212,887.89	95.00	37	23451561
136	695562785	$464,348.85	90.00	34	23451562
137	695554253	$178,885.99	89.59	34	23451563
138	695591966	$340,200.00	90.00	34	23451564
139	695533505	$274,073.59	90.00	34	23451565
140	695581363	$190,629.75	85.00	30	23451566
141	695582841	$382,500.00	90.00	34	23451567
142	695584680	$229,516.36	100.00	40	23451568
143	695647172	$112,124.26	90.00	34	23451569
144	695498634	$231,825.55	95.00	37	23451570
145	695673061	$153,431.81	95.00	37	23451571
146	695654194	$358,511.42	86.75	31	23451572
147	695429373	$362,279.29	90.00	34	23451573
148	695524413	$165,871.33	90.00	34	23451574
149	695460980	$129,124.55	95.00	37	23451575
150	695536011	$140,000.00	84.85	30	23451576
151	695558429	$298,331.00	90.00	34	23451577
152	695564419	$341,339.50	90.00	34	23451578
153	695641399	$341,728.03	90.00	34	23451579
154	695652859	$321,766.83	100.00	40	23451580
155	695569046	$104,769.46	90.00	34	23451581
156	695629667	$340,641.64	90.00	34	23451582
157	695651588	$305,434.37	95.00	37	23451583
158	695663948	$323,408.90	90.00	34	23451584
159	695684753	$190,627.14	100.00	40	23451585
160	695692913	$257,880.75	89.97	34	23451586
161	695680140	$165,714.96	90.00	34	23451587
162	695526962	$279,483.13	85.00	30	23451588
163	695397349	$166,257.90	90.00	34	23451589
164	695566596	$455,354.28	95.00	37	23451590
165	695646299	$578,855.56	93.55	36	23451591
166	695698225	$457,710.79	90.00	34	23451592
167	695487769	$301,945.57	90.00	34	23451593
168	695462143	$103,818.40	94.55	37	23451594

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

169	695734533	$314,433.46	90.00	34	23451595
170	695241778	$168,779.73	90.00	34	23451596
171	695573139	$107,075.91	100.00	40	23451597
172	695594663	$218,035.39	100.00	40	23451598
173	695582262	$241,464.68	90.00	34	23451599
174	695577130	$100,565.60	84.71	30	23451600
175	695608992	$593,088.59	90.00	34	23451602
176	695608612	$203,907.83	90.00	34	23451609
177	695603654	$113,736.04	95.00	37	23451624
178	695649913	$279,482.92	95.00	37	23451637
179	695665679	$143,774.15	89.44	33	23451639
180	695597344	$300,713.39	85.00	30	23451648
181	695650937	$318,764.55	90.00	34	23451705
182	695647404	$216,003.46	85.00	30	23451750
183	695634725	$199,561.35	84.03	29	23451755
184	695679654	$241,680.21	95.00	37	23451763
185	695672097	$235,302.13	90.00	34	23451776
186	695689430	$235,304.16	90.00	34	23451780
187	695690503	$159,674.43	90.00	34	23451784
188	695714972	$336,683.84	90.00	34	23451786
189	695724161	$173,700.00	90.00	34	23451794
190	695731380	$375,422.77	85.00	30	23451795
191	695717850	$152,771.97	90.00	34	23451796
192	695340208	$273,320.25	90.00	34	23451797
193	695453043	$384,321.98	85.00	30	23451798
194	695438218	$306,432.44	90.00	34	23451799
195	695469106	$199,486.57	86.21	31	23451800
196	695590992	$299,657.95	90.00	34	23451801
197	695615450	$237,615.78	100.00	40	23451802
198	695624379	$265,581.32	95.00	37	23451803
199	695586933	$162,149.38	95.00	37	23451804
200	695598334	$188,307.67	90.00	34	23451806
201	695621797	$412,288.15	90.00	34	23451809
202	695606921	$314,000.00	88.95	33	23451811
203	695608794	$213,317.18	90.00	34	23451813
204	695607390	$187,475.22	80.34	26	23451814
205	695657213	$196,750.56	90.00	34	23451816
206	695646778	$404,312.28	90.00	34	23451820
207	695658336	$341,280.89	90.00	34	23451821
208	695648469	$170,572.11	90.00	34	23451822
209	695670331	$304,090.88	89.18	33	23451823
210	695666230	$157,172.54	90.00	34	23451824
211	695668004	$204,000.00	85.00	30	23451825

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

212	695674846	$448,873.52	88.06	32	23451826
213	695695312	$163,521.86	90.00	34	23451827
214	695707802	$410,595.49	89.20	33	23451828
215	695713073	$313,339.75	89.71	34	23451829
216	695707851	$225,250.00	83.74	29	23451830
217	695717033	$161,286.14	90.00	34	23451831
218	695718643	$308,328.12	89.86	34	23451832
219	695723262	$492,198.73	90.00	34	23451833
220	695724633	$174,919.90	90.00	34	23451834
221	695720680	$163,746.40	85.00	30	23451835
222	695754291	$443,712.66	90.00	34	23451836
223	695426783	$165,361.91	85.00	30	23451837
224	695791582	$318,587.26	90.00	34	23451838
225	695554261	$215,874.14	95.00	37	23451839
226	695700526	$544,012.77	87.90	32	23451840
227	695651141	$109,860.50	100.00	40	23451841
228	695620906	$327,482.21	90.00	34	23451842
229	695629030	$274,303.16	84.69	30	23451843
230	695670398	$383,412.74	85.00	30	23451844
231	695676379	$149,661.67	89.29	33	23451845
232	695690743	$283,500.00	90.00	34	23451846
233	695692988	$338,557.29	85.00	30	23451847
234	695734145	$211,769.65	85.00	30	23451848
235	695781708	$480,861.79	90.00	34	23451849
236	695800250	$123,749.13	85.00	30	23451850
237	695480913	$154,407.61	85.00	30	23451851
238	695513549	$170,770.80	90.00	34	23451852
239	695538231	$228,003.23	90.00	34	23451853
240	695451005	$124,469.47	100.00	40	23451854
241	695530691	$381,622.97	83.15	28	23451855
242	695587725	$196,584.66	80.65	26	23451856
243	695661421	$545,469.78	90.00	34	23451857
244	695646141	$283,000.00	92.79	36	23451858
245	695646646	$251,037.39	90.00	34	23451859
246	695650416	$359,508.56	90.00	34	23451860
247	695602417	$163,666.18	100.00	40	23451861
248	695605717	$323,195.87	81.25	27	23451862
249	695634824	$295,956.40	85.00	30	23451863
250	695675033	$356,320.17	85.00	30	23451864
251	695679118	$170,664.97	90.00	34	23451865
252	695680181	$164,058.89	84.98	30	23451866
253	695692483	$155,413.98	100.00	40	23451867
254	695701987	$407,320.35	90.00	34	23451868

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

255	695703389	$308,086.91	95.00	37	23451869
256	695662296	$245,345.25	85.00	30	23451870
257	695713164	$314,472.75	90.00	34	23451871
258	695712398	$344,869.34	89.00	33	23451872
259	695712711	$267,621.90	95.00	37	23451873
260	695704411	$210,562.18	90.00	34	23451874
261	695699215	$161,747.76	90.00	34	23451875
262	695720649	$464,022.23	84.55	30	23451876
263	695718825	$107,676.02	95.00	37	23451877
264	695748079	$259,994.30	90.00	34	23451878
265	695745661	$448,186.67	95.00	37	23451879
266	695727578	$267,998.42	89.73	34	23451880
267	695750778	$245,071.09	82.41	28	23451881
268	695757120	$167,599.96	95.00	37	23451883
269	695752998	$191,586.07	90.00	34	23451884
270	695781096	$110,739.31	90.00	34	23451885
271	695781823	$256,050.00	90.00	34	23451886
272	695791236	$503,950.07	90.00	34	23451887
273	695791954	$273,061.67	100.00	40	23451888
274	695800532	$358,095.58	90.00	34	23451889
275	695225656	$298,747.03	89.55	33	23451891
276	695809954	$206,769.81	89.90	34	23451892
277	695383604	$120,311.04	84.03	29	23451893
278	695610725	$298,579.68	89.86	34	23451894
279	695666339	$158,944.83	84.66	30	23451895
280	695745802	$174,251.86	100.00	40	23451896
281	695718411	$161,625.24	90.00	34	23451897
282	695739136	$254,674.26	85.00	30	23451898
283	695775742	$129,938.36	90.00	34	23451899
284	695768853	$245,870.04	85.00	30	23451900
285	695781013	$237,864.15	90.00	34	23451901
286	695758888	$209,005.22	90.00	34	23451902
287	667157622	$114,305.82	85.00	30	23451903
288	695463257	$165,081.53	85.00	30	23451904
289	695794206	$252,176.80	85.00	30	23451905
290	695808873	$113,907.97	85.00	30	23451906
291	695571760	$287,156.27	90.00	34	23451907
292	695572552	$345,445.21	90.00	34	23451908
293	695565986	$207,484.50	85.00	30	23451909
294	695566620	$132,554.50	90.00	34	23451910
295	695532754	$129,704.90	90.00	34	23451911
296	695551929	$434,490.78	90.00	34	23451912
297	695640029	$165,914.63	90.00	34	23451913

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

298	695650739	$179,144.66	90.00	34	23451914
299	695652230	$223,573.46	91.43	35	23451915
300	695598094	$110,028.35	85.00	30	23451916
301	695685495	$185,468.62	90.00	34	23451917
302	695717827	$250,326.96	90.00	34	23451918
303	695714618	$295,700.68	85.00	30	23451919
304	695748616	$137,005.93	90.00	34	23451920
305	695749838	$260,523.82	90.00	34	23451921
306	695756270	$124,472.66	89.29	33	23451922
307	695732404	$202,202.58	90.00	34	23451923
308	695756866	$107,635.61	90.00	34	23451924
309	695750612	$440,989.00	85.00	30	23451925
310	695768184	$242,245.25	90.00	34	23451926
311	695768457	$368,879.89	90.00	34	23451927
312	695791756	$170,337.44	89.96	34	23451928
313	695759647	$262,696.15	85.00	30	23451930
314	695769158	$229,596.47	85.00	30	23451931
315	695771865	$179,092.90	90.00	34	23451932
316	695776542	$567,327.71	85.00	30	23451933
317	695773127	$224,775.32	90.00	34	23451934
318	695803023	$139,416.43	85.00	30	23451935
319	695809053	$327,051.67	90.00	34	23451936
320	695818351	$386,681.64	90.00	34	23451937
321	695619429	$351,100.65	90.00	34	23451938
322	695191932	$214,834.35	88.13	32	23451939
323	695490813	$262,755.00	90.00	34	23451940
324	695571059	$179,642.19	90.00	34	23451941
325	695538892	$261,000.01	89.08	33	23451942
326	695563908	$179,469.17	90.00	34	23451943
327	695718320	$211,036.13	90.00	34	23451944
328	695736660	$144,256.88	90.00	34	23451945
329	695737940	$172,569.31	90.00	34	23451946
330	695744334	$194,079.25	95.00	37	23451947
331	695676767	$227,179.14	90.00	34	23451948
332	695780486	$108,630.24	85.00	30	23451949
333	695434894	$76,170.13	85.00	30	23451950
334	695513119	$85,116.23	90.00	34	23451951
335	695791848	$98,380.31	90.00	34	23451952
336	695622878	$238,045.11	95.00	37	23451953
337	695952804	$183,602.83	90.00	34	23451954
338	695274506	$325,914.36	84.94	30	23451955
339	695082438	$170,903.64	89.58	34	23451956
340	695540872	$278,469.43	90.00	34	23451957

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

341	695826826	$313,643.29	90.00	34	23451958
342	695724682	$513,772.50	90.00	34	23451959
343	695751016	$108,807.26	95.00	37	23451960
344	695790220	$213,093.32	95.00	37	23451961
345	695768150	$150,280.44	90.00	34	23451962
346	695876607	$120,279.16	95.00	37	23451963
347	696057306	$468,000.00	90.00	34	23451964
348	696058445	$321,912.81	95.00	37	23451965
349	696184100	$250,350.00	83.45	29	23451966
350	696101153	$296,824.59	90.00	34	23451967
351	696220268	$305,185.56	85.00	30	23451968
352	696231968	$440,312.53	90.00	34	23451969
353	696329473	$233,785.49	90.00	34	23451970
354	696358621	$575,212.62	90.00	34	23451971
355	696376599	$104,210.85	90.00	34	23451972
356	696389998	$379,656.76	88.37	33	23451973
357	696402775	$351,000.05	90.00	34	23451974
358	696410489	$203,394.76	85.00	30	23451975
359	696423045	$390,753.55	90.00	34	23451976
360	696434455	$233,625.52	90.00	34	23451977
361	696440601	$151,638.15	95.00	37	23451978
362	696280668	$328,500.00	90.00	34	23451979
363	696347418	$323,608.50	90.00	34	23451980
364	696393545	$356,515.32	85.00	30	23451981
365	696433663	$106,068.78	90.00	34	23451982
366	696442052	$188,844.27	90.00	34	23451983
367	696310093	$291,975.52	90.00	34	23451984
368	696027739	$121,386.47	90.00	34	23451985
369	696313113	$273,677.26	90.00	34	23451986
370	696339563	$229,348.49	90.00	34	23451987
371	696388560	$224,362.34	90.00	34	23451988
372	696381631	$313,171.94	89.70	34	23451989
373	696395417	$543,515.63	85.00	30	23451990
374	696397009	$206,276.70	95.00	37	23451991
375	696397629	$359,550.05	90.00	34	23451992
376	696414317	$278,524.85	90.00	34	23451993
377	696420272	$388,470.64	95.00	37	23451994
378	696432707	$359,655.63	90.00	34	23451995
379	696444595	$117,239.47	90.00	34	23451996
380	696455534	$262,724.46	95.00	37	23451997
381	696461151	$166,373.62	90.00	34	23451998
382	696464965	$289,350.12	95.00	37	23451999
383	696471572	$254,418.97	85.00	30	23452000

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

384	696483841	$488,320.05	85.00	30	23452001
385	696492875	$105,551.47	90.00	34	23452002
386	696494616	$398,537.75	95.00	37	23452003
387	696525294	$571,157.42	90.00	34	23452004
388	696075621	$179,673.32	90.00	34	23452005
389	696242833	$167,707.71	84.85	30	23452006
390	696293422	$219,719.24	90.00	34	23452007
391	696302264	$314,557.34	90.00	34	23452008
392	696309731	$217,032.16	82.00	27	23452009
393	696313568	$448,664.91	90.00	34	23452010
394	696313642	$106,180.88	84.19	29	23452011
395	696340678	$272,655.65	88.06	32	23452012
396	696355163	$208,718.07	95.00	37	23452013
397	696355841	$454,500.00	90.00	34	23452014
398	696359181	$339,289.86	85.00	30	23452015
399	696366152	$179,839.74	90.00	34	23452016
400	696372515	$404,092.64	90.00	34	23452017
401	696399856	$248,155.53	90.00	34	23452018
402	696404516	$302,855.99	90.00	34	23452019
403	696406743	$148,336.07	90.00	34	23452020
404	696409267	$353,796.74	89.87	34	23452021
405	696415413	$265,820.45	95.00	37	23452022
406	696432541	$188,616.99	90.00	34	23452023
407	696437003	$243,627.36	90.00	34	23452024
408	696444215	$406,571.26	95.00	37	23452025
409	696451558	$139,735.79	87.50	32	23452026
410	696454578	$553,182.74	90.00	34	23452027
411	696461086	$351,000.00	90.00	34	23452028
412	696465251	$566,689.30	90.00	34	23452029
413	696470533	$231,108.39	90.00	34	23452030
414	696470749	$145,620.74	81.11	27	23452031
415	696471408	$310,753.06	95.00	37	23452032
416	696480375	$222,292.39	85.00	30	23452033
417	696481662	$173,610.15	83.25	28	23452034
418	696487693	$494,046.54	90.00	34	23452035
419	696491497	$134,813.15	90.00	34	23452036
420	696496769	$124,796.00	85.00	30	23452037
421	696497718	$354,801.19	90.00	34	23452038
422	696509199	$197,673.08	90.00	34	23452039
423	696510890	$266,149.07	90.00	34	23452040
424	696522135	$211,053.77	90.00	34	23452041
425	696526920	$170,820.45	90.00	34	23452042
426	696528371	$169,279.91	82.73	28	23452043

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

427	696540970	$353,231.39	90.00	34	23452044
428	696303130	$179,532.44	90.00	34	23452045
429	696326966	$168,978.33	90.00	34	23452047
430	696345370	$190,368.27	90.00	34	23452048
431	696363779	$169,579.39	85.00	30	23452049
432	696364355	$123,165.75	89.42	33	23452050
433	696379890	$298,454.83	94.85	37	23452051
434	696442656	$328,184.02	90.00	34	23452052
435	696445725	$322,224.34	85.00	30	23452053
436	696461508	$174,600.00	90.00	34	23452054
437	696468107	$249,900.00	85.00	30	23452055
438	696472497	$79,125.30	90.00	34	23452056
439	696496736	$309,240.72	81.58	27	23452057
440	696503556	$152,699.25	90.00	34	23452058
441	696521111	$222,081.21	90.00	34	23452059
442	696527415	$450,000.00	90.00	34	23452060
443	696530849	$229,010.91	90.00	34	23452061
444	696534171	$241,797.45	85.00	30	23452062
445	696536069	$242,598.78	90.00	34	23452063
446	696543271	$306,000.00	90.00	34	23452064
447	696554849	$421,974.11	90.00	34	23452065
448	696175645	$116,138.57	85.00	30	23452066
449	696258920	$113,919.59	95.00	37	23452067
450	696268192	$127,266.65	85.00	30	23452068
451	696618784	$232,632.39	90.00	34	23452069
452	696318609	$228,455.02	85.00	30	23452070
453	696363480	$362,171.75	90.00	34	23452071
454	696428218	$224,825.42	90.00	34	23452072
455	696440577	$580,740.90	95.00	37	23452073
456	696441906	$557,434.97	90.00	34	23452074
457	696446699	$186,875.62	88.21	32	23452075
458	696448257	$323,000.00	85.00	30	23452076
459	696452341	$147,060.79	95.00	37	23452077
460	696464783	$481,089.41	90.00	34	23452078
461	696471416	$173,407.22	90.00	34	23452079
462	696473602	$139,193.66	90.00	34	23452080
463	696482512	$211,329.83	90.00	34	23452081
464	696490564	$431,600.00	90.00	34	23452082
465	696502038	$125,703.35	90.00	34	23452083
466	696502293	$359,033.33	90.00	34	23452084
467	696506294	$107,744.37	90.00	34	23452085
468	696513753	$252,497.61	88.77	33	23452086
469	696524867	$509,571.36	85.00	30	23452087

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

470	696536903	$184,940.44	90.00	34	23452088
471	696536929	$285,655.83	95.00	37	23452089
472	696545219	$277,215.97	90.00	34	23452090
473	696570316	$127,259.15	85.00	30	23452091
474	696199462	$100,656.26	90.00	34	23452092
475	696328541	$191,128.93	90.00	34	23452093
476	696386861	$113,046.35	90.00	34	23452094
477	696398080	$274,272.60	89.41	33	23452095
478	696401140	$143,598.83	90.00	34	23452096
479	696406875	$108,871.13	82.58	28	23452097
480	696414879	$560,941.17	95.00	37	23452098
481	696459908	$399,077.89	85.00	30	23452099
482	696460229	$130,219.11	90.00	34	23452100
483	696492214	$248,329.95	95.00	37	23452101
484	696503945	$157,357.71	90.00	34	23452103
485	696544949	$114,038.33	90.00	34	23452104
486	696560952	$184,175.90	90.00	34	23452105
487	696297951	$120,339.85	85.00	30	23452106
488	696362870	$196,611.30	90.00	34	23452107
489	696373430	$122,768.28	84.83	30	23452108
490	696373752	$281,350.12	90.00	34	23452109
491	696418623	$151,124.30	99.61	40	23452110
492	696441559	$123,047.60	90.00	34	23452111
493	696448166	$155,168.60	84.97	30	23452113
494	696461961	$146,442.32	90.00	34	23452114
495	696476043	$323,419.01	90.00	34	23452115
496	696497700	$165,410.72	87.70	32	23452116
497	696499342	$409,848.24	90.00	34	23452117
498	696507615	$242,807.27	90.00	34	23452118
499	696510684	$128,833.13	85.00	30	23452119
500	696543123	$238,021.56	90.00	34	23452120
501	696548957	$258,595.84	89.98	34	23452121
502	696554716	$136,631.02	90.00	34	23452122
503	696558709	$231,021.85	90.00	34	23452123
504	696559822	$110,931.51	95.00	37	23452124
505	696568211	$119,768.85	100.00	40	23452125
506	696246693	$360,194.03	95.00	37	23452126
507	696313196	$142,751.34	90.00	34	23452127
508	696366269	$445,419.92	85.00	30	23452128
509	696400670	$126,602.70	90.00	34	23452129
510	696415918	$89,833.56	90.00	34	23452131
511	696428317	$160,456.22	90.00	34	23452132
512	696433630	$107,828.96	90.00	34	23452133

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

513	696445576	$207,862.90	95.00	37	23452134
514	696456847	$307,594.79	85.00	30	23452135
515	696460518	$387,130.74	83.44	29	23452136
516	696464288	$336,960.74	90.00	34	23452137
517	696464726	$384,462.17	95.00	37	23452138
518	696468669	$444,502.57	87.25	32	23452139
519	696471705	$260,017.97	90.00	34	23452140
520	696513571	$427,907.20	84.95	30	23452141
521	696519438	$179,835.07	100.00	40	23452142
522	696531706	$180,189.41	95.00	37	23452143
523	696535392	$305,771.57	90.00	34	23452144
524	696540723	$163,425.65	90.00	34	23452145
525	696541242	$414,000.00	90.00	34	23452146
526	696543560	$140,781.29	100.00	40	23452147
527	696546175	$146,977.72	95.00	37	23452148
528	696562198	$197,659.29	90.00	34	23452149
529	696563212	$199,346.32	95.00	37	23452150
530	696564517	$371,490.53	85.00	30	23452151
531	696570282	$539,640.86	90.00	34	23452152
532	696570811	$196,848.89	90.00	34	23452153
533	696594902	$368,661.87	90.00	34	23452154
534	696599570	$394,658.29	90.00	34	23452155
535	696197847	$249,797.12	100.00	40	23452156
536	696269166	$263,173.91	85.00	30	23452157
537	696350743	$371,322.25	90.00	34	23452158
538	696440767	$422,385.12	90.00	34	23452159
539	696443233	$400,225.65	90.00	34	23452160
540	696444504	$253,376.60	90.00	34	23452161
541	696462498	$149,731.02	88.24	33	23452162
542	696468925	$205,509.59	85.00	30	23452163
543	696472307	$211,139.79	90.00	34	23452164
544	696487057	$179,608.62	84.91	30	23452165
545	696499508	$310,594.84	84.51	30	23452166
546	696510841	$351,163.76	85.73	31	23452167
547	696512540	$134,779.39	90.00	34	23452168
548	696523935	$197,569.50	90.00	34	23452169
549	696537596	$382,500.00	85.00	30	23452170
550	696539584	$238,380.61	90.00	34	23452171
551	696561737	$136,606.95	90.00	34	23452172
552	696562800	$233,535.81	85.00	30	23452173
553	696570407	$267,748.37	85.00	30	23452174
554	696603224	$512,195.00	89.91	34	23452175
555	696604313	$354,726.73	90.00	34	23452176

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

556	696171511	$253,959.45	90.00	34	23452177
557	696240167	$238,326.75	90.00	34	23452178
558	696389808	$259,419.53	93.53	36	23452179
559	696390459	$210,767.79	95.00	37	23452180
560	696403351	$557,537.56	90.00	34	23452181
561	696410158	$402,530.81	85.00	30	23452182
562	696410745	$373,153.71	85.00	30	23452183
563	696413848	$327,470.70	90.00	34	23452184
564	696414234	$229,091.37	90.00	34	23452185
565	696427186	$144,185.82	85.00	30	23452186
566	696430206	$305,410.58	90.00	34	23452187
567	696437953	$332,566.19	90.00	34	23452188
568	696440494	$206,522.39	87.94	32	23452189
569	696464460	$539,334.38	90.00	34	23452190
570	696470103	$122,509.61	90.00	34	23452191
571	696473529	$172,957.98	90.00	34	23452192
572	696485515	$180,504.71	90.00	34	23452193
573	696491703	$169,641.34	89.47	33	23452194
574	696507490	$193,091.76	90.00	34	23452195
575	696508498	$171,013.90	85.00	30	23452196
576	696510940	$107,811.49	90.00	34	23452197
577	696526219	$449,599.33	90.00	34	23452198
578	696533561	$327,646.70	90.00	34	23452199
579	696535202	$211,288.86	90.00	34	23452200
580	696537521	$567,615.91	95.00	37	23452201
581	696539899	$218,007.95	90.00	34	23452202
582	696541184	$343,947.88	85.00	30	23452203
583	696544519	$154,452.41	85.00	30	23452204
584	696554112	$116,903.10	90.00	34	23452205
585	696678721	$495,000.00	90.00	34	23452206
586	696562081	$104,344.80	95.00	37	23452207
587	696563071	$122,216.01	90.00	34	23452208
588	696589290	$129,470.70	87.00	32	23452209
589	696597145	$291,325.99	89.85	34	23452210
590	696598697	$222,160.66	90.00	34	23452211
591	696600345	$433,800.00	90.00	34	23452212
592	696369099	$173,436.68	90.00	34	23452213
593	696416122	$207,844.76	85.00	30	23452214
594	696454669	$138,760.78	94.56	37	23452215
595	696455708	$318,160.57	85.00	30	23452216
596	696465392	$256,030.53	95.00	37	23452217
597	696471564	$409,186.86	94.14	37	23452218
598	696474725	$131,469.24	85.00	30	23452219

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

599	696488568	$269,412.95	90.00	34	23452220
600	696501469	$196,905.81	87.66	32	23452221
601	696502400	$431,530.49	87.27	32	23452222
602	696504794	$592,967.26	90.00	34	23452223
603	696558469	$419,880.02	85.00	30	23452225
604	696571710	$104,678.66	90.00	34	23452226
605	696597715	$106,233.75	95.00	37	23452227
606	696600535	$301,607.81	85.00	30	23452228
607	696612951	$305,694.50	85.00	30	23452229
608	696618412	$278,765.51	90.00	34	23452230
609	696629914	$147,059.13	95.00	37	23452231
610	696654748	$458,238.79	85.00	30	23452232
611	696679638	$249,113.51	90.00	34	23452233
612	696115948	$354,434.74	90.00	34	23452234
613	696133404	$493,000.00	85.00	30	23452235
614	696171396	$152,702.30	85.00	30	23452236
615	696299676	$281,406.53	90.00	34	23452237
616	696309145	$152,722.83	90.00	34	23452238
617	696416973	$308,441.78	95.00	37	23452239
618	696426915	$125,969.24	85.00	30	23452240
619	696431451	$165,464.78	85.00	30	23452241
620	696456995	$263,051.24	85.00	30	23452242
621	696476282	$363,369.92	85.00	30	23452243
622	696477827	$123,085.63	90.00	34	23452244
623	696478593	$488,151.74	85.00	30	23452245
624	696468529	$168,033.12	95.00	37	23452246
625	696493451	$379,742.12	95.00	37	23452247
626	696524008	$202,763.00	100.00	40	23452248
627	696526227	$164,848.81	82.50	28	23452249
628	696528678	$318,142.24	85.00	30	23452250
629	696530419	$340,543.37	89.97	34	23452251
630	696535756	$305,791.95	90.00	34	23452252
631	696536432	$404,595.66	90.00	34	23452253
632	696546738	$328,327.92	90.00	34	23452254
633	696547843	$148,694.09	90.00	34	23452255
634	696548866	$168,737.88	88.95	33	23452256
635	696556604	$395,948.72	85.00	30	23452257
636	696557313	$207,878.48	85.00	30	23452258
637	696559764	$323,482.32	90.00	34	23452259
638	696566223	$517,635.03	85.00	30	23452260
639	696568021	$330,650.00	85.00	30	23452261
640	696574607	$177,533.59	95.00	37	23452262
641	696574730	$341,334.51	90.00	34	23452263

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

642	696577527	$305,567.16	85.00	30	23452264
643	696586569	$175,379.78	90.00	34	23452265
644	696587674	$242,818.20	90.00	34	23452266
645	696596097	$285,070.43	90.00	34	23452267
646	696599786	$262,828.79	85.00	30	23452268
647	696602721	$341,775.89	90.00	34	23452269
648	696609247	$449,658.39	90.00	34	23452270
649	696609957	$161,210.41	85.00	30	23452271
650	696611201	$210,919.33	90.00	34	23452272
651	696611771	$167,917.54	90.00	34	23452273
652	696615343	$233,800.46	90.00	34	23452274
653	696619063	$209,599.59	87.50	32	23452275
654	696622315	$244,301.01	87.50	32	23452276
655	696623164	$340,546.51	85.00	30	23452277
656	696637586	$174,936.07	87.55	32	23452278
657	696642511	$369,000.00	90.00	34	23452279
658	696643089	$181,029.77	90.00	34	23452280
659	696643915	$371,938.39	90.00	34	23452281
660	696632611	$124,814.08	100.00	40	23452282
661	696650696	$287,373.83	90.00	34	23452283
662	696668581	$124,294.74	85.00	30	23452284
663	696674837	$458,115.90	85.00	30	23452285
664	696333194	$239,686.54	84.21	29	23452286
665	696388149	$269,567.77	88.24	33	23452287
666	696443159	$301,500.00	90.00	34	23452288
667	696474980	$217,234.26	90.00	34	23452289
668	696603430	$219,078.93	85.00	30	23452290
669	696615749	$179,755.17	90.00	34	23452291
670	696625466	$178,603.07	89.98	34	23452292
671	696631936	$314,711.36	90.00	34	23452295
672	696640689	$330,916.29	85.00	30	23452296
673	696662261	$279,953.93	95.00	37	23452297
674	696671262	$391,207.13	90.00	34	23452298
675	696543768	$296,699.23	90.00	34	23452299
676	696575091	$233,343.61	85.00	30	23452300
677	696584515	$464,165.19	95.00	37	23452301
678	696595024	$215,800.29	90.00	34	23452302
679	696605310	$232,390.02	83.07	28	23452304
680	696624444	$269,441.73	90.00	34	23452306
681	696665959	$481,500.00	90.00	34	23452307
682	696667435	$179,839.74	90.00	34	23452308
683	696672377	$334,799.00	90.00	34	23452310
684	696472760	$199,713.91	83.33	28	23452311

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

685	696489038	$112,803.54	84.96	30	23452312
686	696514538	$119,911.53	100.00	40	23452313
687	696556588	$182,848.85	90.00	34	23452314
688	696563667	$170,695.95	90.00	34	23452315
689	696574425	$235,541.37	89.96	34	23452316
690	696586098	$158,597.43	85.00	30	23452317
691	696615871	$281,968.07	90.00	34	23452318
692	696624857	$424,637.62	85.00	30	23452319
693	696627892	$199,494.37	85.00	30	23452320
694	696658152	$188,799.84	90.00	34	23452321
695	696674035	$413,309.38	90.00	34	23452322
696	696681279	$215,750.53	90.00	34	23452323
697	696688472	$119,658.36	90.00	34	23452324
698	696217306	$287,499.26	90.00	34	23452325
699	696259159	$212,366.84	85.00	30	23452326
700	696351923	$276,547.35	90.00	34	23452327
701	696515618	$172,781.10	95.00	37	23452328
702	696545482	$112,962.94	95.00	37	23452329
703	696555127	$318,307.61	85.00	30	23452330
704	696587195	$319,645.44	100.00	40	23452331
705	696597483	$368,303.57	90.00	34	23452332
706	696605245	$319,377.33	87.67	32	23452333
707	696606888	$131,799.50	88.00	32	23452334
708	696607027	$116,824.04	92.13	35	23452335
709	696609767	$319,271.27	90.00	34	23452336
710	696610765	$149,358.08	85.00	30	23452337
711	696650035	$125,759.76	90.00	34	23452338
712	696656057	$311,625.96	87.64	32	23452339
713	696662253	$206,697.91	90.00	34	23452341
714	696689462	$170,804.55	90.00	34	23452342
715	696330935	$160,274.53	95.00	37	23452343
716	696445998	$93,384.55	85.00	30	23452344
717	696464585	$363,965.56	84.88	30	23452345
718	696476456	$265,181.72	90.00	34	23452346
719	696467133	$233,788.62	90.00	34	23452347
720	696487784	$159,645.09	82.69	28	23452348
721	696491125	$460,524.34	95.00	37	23452351
722	696492362	$398,276.51	85.00	30	23452352
723	696522929	$153,706.97	98.65	40	23452353
724	696536846	$314,739.06	87.50	32	23452354
725	696547561	$148,488.16	85.00	30	23452355
726	696557529	$141,960.53	90.00	34	23452356
727	696557917	$145,556.73	90.00	34	23452357

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

728	696582790	$305,885.25	90.00	34	23452358
729	696587633	$404,206.93	84.38	29	23452359
730	696596709	$278,812.22	93.62	36	23452360
731	696607035	$309,687.30	87.32	32	23452361
732	696617919	$334,998.83	90.00	34	23452362
733	696621655	$247,142.39	90.00	34	23452363
734	696659432	$229,404.44	90.00	34	23452364
735	696668987	$197,705.20	90.00	34	23452365
736	696672450	$188,494.51	90.00	34	23452366
737	696674399	$292,372.69	90.00	34	23452367
738	696713924	$157,329.08	90.00	34	23452368
739	696267517	$243,614.91	85.00	30	23452369
740	696327584	$314,738.27	90.00	34	23452370
741	696429505	$211,260.74	82.94	28	23452371
742	696473347	$449,560.20	90.00	34	23452372
743	696538446	$169,764.05	85.00	30	23452373
744	696543719	$256,209.83	90.00	34	23452374
745	696545011	$301,507.82	85.00	30	23452375
746	696551779	$215,305.47	87.96	32	23452376
747	696560465	$346,219.99	90.00	34	23452377
748	696603943	$167,852.20	82.00	27	23452378
749	696616937	$399,427.83	84.21	29	23452379
750	696620020	$295,025.35	90.00	34	23452380
751	696621796	$197,764.70	90.00	34	23452381
752	696649136	$184,274.51	90.00	34	23452383
753	696653864	$87,866.44	85.44	30	23452384
754	696656040	$106,103.60	90.00	34	23452385
755	696658582	$142,369.28	95.00	37	23452386
756	696662071	$375,925.97	81.95	27	23452387
757	696671734	$365,081.94	90.00	34	23452388
758	696674704	$220,859.53	85.00	30	23452389
759	696676436	$462,894.65	90.00	34	23452390
760	696680438	$116,776.37	90.00	34	23452391
761	696685197	$188,758.13	90.00	34	23452392
762	696690494	$399,190.39	85.00	30	23452393
763	696697556	$276,134.16	90.00	34	23452394
764	696700343	$130,346.14	90.00	34	23452396
765	696713700	$196,394.47	90.00	34	23452397
766	696726884	$139,343.82	90.00	34	23452398
767	696730522	$277,873.51	100.00	40	23452399
768	696369206	$345,988.52	95.00	37	23452400
769	696423607	$373,142.72	90.00	34	23452401
770	696457308	$179,594.62	90.00	34	23452402

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

771	696479708	$546,042.09	95.00	37	23452403
772	696520865	$303,514.74	93.54	36	23452404
773	696536333	$349,624.94	94.59	37	23452405
774	696787829	$399,696.34	88.89	33	23452406
775	696559574	$394,728.50	85.00	30	23452407
776	696582832	$279,000.00	90.00	34	23452408
777	696599596	$193,500.00	90.00	34	23452409
778	696603380	$125,762.58	90.00	34	23452410
779	696616747	$262,927.26	85.00	30	23452411
780	696661552	$575,098.61	90.00	34	23452412
781	696670652	$100,709.47	90.00	34	23452413
782	696681139	$174,120.54	85.00	30	23452414
783	696688514	$224,758.37	90.00	34	23452415
784	696688993	$296,898.26	90.00	34	23452416
785	696701424	$364,500.00	90.00	34	23452417
786	696710151	$210,274.94	85.00	30	23452418
787	696712199	$251,453.19	95.00	37	23452419
788	696713213	$297,156.43	85.00	30	23452420
789	696719764	$359,566.74	90.00	34	23452421
790	696416346	$133,974.68	90.00	34	23452422
791	696450493	$471,312.83	90.00	34	23452424
792	696497551	$370,236.12	90.00	34	23452425
793	696585793	$287,604.76	90.00	34	23452426
794	696600972	$206,807.77	95.00	37	23452427
795	696616648	$209,764.89	84.00	29	23452428
796	696617398	$227,891.57	95.00	37	23452429
797	696651165	$244,627.86	100.00	40	23452430
798	696656511	$157,332.50	90.00	34	23452431
799	696657857	$194,538.67	95.00	37	23452432
800	696663889	$144,907.84	81.92	27	23452433
801	696664861	$137,608.11	95.00	37	23452434
802	696666569	$94,382.71	90.00	34	23452435
803	696672351	$246,225.43	90.00	34	23452436
804	696681899	$197,764.16	90.00	34	23452437
805	696689405	$372,932.68	90.00	34	23452438
806	696707488	$287,885.34	90.00	34	23452439
807	696713098	$254,745.48	85.00	30	23452440
808	696729243	$123,105.40	85.00	30	23452441
809	696731660	$156,801.78	90.00	34	23452442
810	696384262	$391,348.94	87.89	32	23452443
811	696396282	$120,260.83	90.00	34	23452444
812	696480276	$214,637.76	95.00	37	23452445
813	696545045	$323,606.05	90.00	34	23452446

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

814	696542794	$180,159.61	95.00	37	23452447
815	696564525	$156,512.88	90.00	34	23452448
816	696596881	$134,935.79	87.10	32	23452449
817	696614650	$175,005.01	85.00	30	23452450
818	696626936	$455,843.79	95.00	37	23452451
819	696629393	$509,429.01	84.16	29	23452452
820	696630763	$525,517.39	90.00	34	23452453
821	696667427	$246,323.92	90.00	34	23452454
822	696688779	$241,200.00	90.00	34	23452455
823	696689421	$193,436.65	90.00	34	23452456
824	696696947	$170,752.93	90.00	34	23452457
825	696698307	$229,289.48	90.00	34	23452458
826	696699123	$160,054.60	90.00	34	23452459
827	696744424	$143,941.55	90.00	34	23452460
828	696747351	$157,287.39	90.00	34	23452461
829	696758226	$328,388.77	95.00	37	23452462
830	696770940	$113,869.70	95.00	37	23452463
831	696458538	$99,884.83	87.00	32	23452465
832	696213016	$463,312.72	90.00	34	23452466
833	696434315	$284,529.34	85.00	30	23452467
834	696523851	$103,376.72	90.00	34	23452468
835	696530187	$232,654.54	95.00	37	23452469
836	696553692	$269,474.60	90.00	34	23452470
837	696554443	$314,847.98	90.00	34	23452471
838	696576289	$409,650.41	89.13	33	23452472
839	696854991	$202,400.12	95.00	37	23452473
840	696632512	$239,277.49	90.00	34	23452474
841	696664648	$499,500.00	90.00	34	23452475
842	696669951	$462,385.42	85.00	30	23452476
843	696682608	$251,653.24	87.20	32	23452477
844	696685213	$229,165.06	85.00	30	23452478
845	696688407	$174,752.18	86.63	31	23452479
846	696695261	$405,198.80	85.00	30	23452480
847	696695600	$124,058.04	90.00	34	23452481
848	696697713	$292,329.42	90.00	34	23452482
849	696709633	$158,318.94	90.00	34	23452483
850	696724376	$379,350.19	95.00	37	23452484
851	696730159	$242,797.49	90.00	34	23452485
852	696741537	$233,846.94	90.00	34	23452486
853	696753102	$227,022.69	85.00	30	23452487
854	696770338	$213,498.00	95.00	37	23452488
855	696313824	$453,545.55	85.00	30	23452489
856	696455716	$305,101.14	85.00	30	23452490

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

857	696872035	$103,377.96	90.00	34	23452491
858	696533140	$312,966.08	95.00	37	23452492
859	696595552	$503,743.86	90.00	34	23452493
860	696610740	$466,775.64	85.00	30	23452494
861	696613041	$273,335.20	85.00	30	23452495
862	696614940	$129,920.19	85.00	30	23452496
863	696638428	$166,738.51	90.00	34	23452497
864	696643253	$158,843.60	90.00	34	23452498
865	696662360	$138,470.95	95.00	37	23452500
866	696672997	$207,697.30	84.90	30	23452501
867	696687482	$115,043.32	90.00	34	23452502
868	696688126	$374,418.96	89.93	34	23452503
869	696743400	$168,135.51	85.00	30	23452504
870	696795483	$134,792.90	90.00	34	23452505
871	696511534	$184,657.91	94.87	37	23452506
872	696540905	$457,730.97	84.04	29	23452507
873	696635382	$165,535.28	85.00	30	23452508
874	696651843	$297,500.00	87.50	32	23452509
875	696672765	$258,013.81	90.00	34	23452510
876	696673508	$216,000.00	83.08	28	23452511
877	696679612	$399,439.22	87.91	32	23452512
878	696684125	$187,000.00	85.00	30	23452513
879	696712470	$150,965.73	90.00	34	23452514
880	696718865	$158,814.47	89.83	34	23452515
881	696765007	$103,351.96	90.00	34	23452516
882	696843523	$130,391.24	90.00	34	23452517
883	696283175	$330,000.00	89.19	33	23452518
884	696312529	$278,534.57	90.00	34	23452519
885	696375252	$427,081.46	90.00	34	23452520
886	696401512	$203,868.46	85.00	30	23452521
887	696432467	$466,911.13	90.00	34	23452522
888	696507706	$297,015.66	85.00	30	23452523
889	696528017	$89,925.52	90.00	34	23452524
890	696575786	$101,470.86	90.00	34	23452525
891	696583558	$260,595.59	90.00	34	23452527
892	696584184	$165,587.77	85.00	30	23452528
893	696589910	$195,247.26	85.00	30	23452529
894	696605146	$265,814.97	90.00	34	23452530
895	696611946	$242,008.14	95.00	37	23452531
896	696622299	$271,309.94	95.00	37	23452532
897	696667062	$341,417.86	90.00	34	23452533
898	696668466	$93,884.51	100.00	40	23452534
899	696673433	$360,835.00	84.94	30	23452535

MGIC Master Policy 04-690-5-1837 Certificate Schedule

	Loan Number	Amount of Insurable Loan	LTV	Amount of MGIC Coverage	MGIC Certificate Number

900	696686682	$101,013.79	85.00	30	23452536
901	696687326	$188,386.67	85.00	30	23452537
902	696697101	$327,436.36	95.00	37	23452538
903	696709286	$124,055.08	90.00	34	23452539
904	696711423	$268,806.51	90.00	34	23452540
905	696716612	$128,634.59	90.00	34	23452541
906	696722982	$268,741.32	90.00	34	23452542
907	696728294	$193,539.04	95.00	37	23452543
908	696732775	$271,452.18	90.00	34	23452544
909	696735414	$341,403.64	90.00	34	23452545
910	696754613	$146,081.10	90.00	34	23452546
911	696768282	$211,500.00	90.00	34	23452547
912	696776970	$165,529.08	85.00	30	23452548
913	696780766	$155,700.00	90.00	34	23452549
914	696797208	$233,706.60	90.00	34	23452550
915	696811215	$107,868.68	90.00	34	23452551
916	696829753	$229,237.68	90.00	34	23452552
917	696536689	$290,159.32	84.35	29	23452553
918	696618545	$196,954.69	90.00	34	23452554
919	696643691	$331,001.46	85.00	30	23452555
920	696718410	$103,404.05	90.00	34	23452556
921	696736503	$140,625.17	90.00	34	23452557
922	696750421	$167,316.05	95.00	37	23452558
923	696758895	$175,342.41	90.00	34	23452559
924	696766047	$310,202.87	90.00	34	23452560
925	696780220	$115,090.92	90.00	34	23452561
926	696799550	$104,306.25	90.00	34	23452562
927	696819648	$247,244.24	90.00	34	23452563
928	696830900	$151,075.34	90.00	34	23452564
929	696858752	$135,775.33	90.00	34	23452565
930	696203975	$458,168.82	90.00	34	23452566
931	696495027	$348,076.25	85.00	30	23452567
932	696699446	$363,983.82	90.00	34	23452568
933	696790922	$355,106.11	90.00	34	23452569
934	696792340	$109,101.21	95.00	37	23452570
935	696814029	$120,774.14	90.00	34	23452571
936	696828094	$241,964.39	85.00	30	23452572
937	696858315	$115,993.50	90.00	34	23452573
938	696861822	$111,488.62	90.00	34	23452574